Exhibit 99.3

PART I — FINANCIAL STATEMENTS

Item 1. Financial Statements

ROYAL BANCSHARES OF PENNSYLVANIA, INC. AND SUBSIDIARIES

Consolidated Balance Sheets-unaudited

	September 30,	December 31,
	2017	2016
	(Dollars in thousands, except share data)
ASSETS
Cash and due from banks	$11,775	$13,146
Interest-earning deposits	13,333	8,084
Total cash and cash equivalents	25,108	21,230
Investment securities available for sale (“AFS”), at fair value	155,508	169,854
Other investment, at cost	2,250	2,250
Federal Home Loan Bank (“FHLB”) stock	2,036	3,216
Loans and leases (“LHFI”)	594,565	602,009
Less allowance for loan and lease losses	10,123	10,420
Net loans and leases	584,442	591,589
Company owned life insurance	21,030	20,781
Accrued interest receivable	2,975	3,968
Other real estate owned (“OREO”), net	1,680	3,536
Premises and equipment, net	4,748	5,398
Other assets	10,057	10,663
Total assets	$809,834	$832,485

LIABILITIES AND SHAREHOLDERS’ EQUITY
Liabilities
Deposits
Non-interest bearing	$97,076	$97,859
Interest-bearing	529,990	531,687
Total deposits	627,066	629,546
Short-term borrowings	15,000	19,000
Long-term borrowings	60,000	85,000
Subordinated debentures	25,774	25,774
Accrued interest payable	2,378	711
Other liabilities	19,041	20,181
Total liabilities	749,259	780,212
Shareholders’ equity
Royal Bancshares of Pennsylvania, Inc. equity:
Class A common stock, par value $2 per share, authorized 40,000,000 shares; issued 28,341,078 and 28,242,055 at September 30, 2017 and December 31, 2016, respectively, and outstanding 28,010,047 and 27,887,024 at September 30, 2017 and December 31, 2016, respectively	56,682	56,484
Class B common stock, par value $ 0.10 per share, authorized 3,000,000 shares; issued and outstanding, 1,857,072 and 1,924,629 at September 30, 2017 and December 31, 2016, respectively	186	193
Additional paid in capital	99,483	99,667
Accumulated deficit	(87,566)	(94,512)
Accumulated other comprehensive loss	(4,280)	(5,219)
Treasury stock - at cost, shares of Class A, 331,031 and 355,031 at September 30, 2017 and December 31, 2016, respectively	(4,629)	(4,965)
Total Royal Bancshares of Pennsylvania, Inc. shareholders’ equity	59,876	51,648
Noncontrolling interest	699	625
Total equity	60,575	52,273
Total liabilities and shareholders’ equity	$809,834	$832,485

The accompanying notes are an integral part of these consolidated financial statements.

ROYAL BANCSHARES OF PENNSYLVANIA, INC. AND SUBSIDIARIES

Consolidated Statements of Income-unaudited

	For the three months ended		For the nine months ended
	September 30,		September 30,
(In thousands, except per share data)	2017	2016	2017	2016
Interest Income
Loans and leases, including fees	$8,108	$7,346	$24,513	$21,168
Investment securities	827	1,099	2,809	3,639
Deposits in banks	57	15	90	48
Total Interest Income	8,992	8,460	27,412	24,855
Interest Expense
Deposits	1,187	1,086	3,473	3,193
Short-term borrowings	51	53	186	85
Long-term borrowings	707	763	2,189	2,111
Total Interest Expense	1,945	1,902	5,848	5,389
Net Interest Income	7,047	6,558	21,564	19,466
Provision for loan and lease losses	159	578	513	987
Net Interest Income after Provision for Loan and Lease Losses	6,888	5,980	21,051	18,479
Non-interest Income
Service charges and fees	252	396	954	989
Net gains (losses) on sales of loans and leases	8	71	(13)	71
Income from company owned life insurance	119	192	528	847
Gains on sales of premises and equipment	—	—	73	—
Net gains on the sale of AFS investment securities	32	280	308	1,382
Total other-than-temporary impairment on AFS investment securities	—	(35)	—	(181)
Other income	20	285	35	361
Total Non-interest Income	431	1,189	1,885	3,469
Non-interest Expense
Employee salaries and benefits	2,434	2,710	7,787	8,036
Loss contingency	—	(200)	—	(200)
Occupancy and equipment	726	705	2,212	2,093
Professional and legal fees	207	415	1,043	1,321
Net OREO expenses	85	256	3	469
Pennsylvania shares tax expense	156	154	494	393
FDIC and state assessments	146	111	566	455
Communications and data processing	247	257	749	748
Credit for credit losses on off-balance sheet credit exposures	(24)	(65)	(97)	(236)
Directors’ fees	97	95	436	335
Insurance	98	87	305	270
Merger expenses	254	—	659	—
Other operating expenses	440	476	1,255	1,584
Total Non-interest Expense	4,866	5,001	15,412	15,268
Income Before Tax Expense	2,453	2,168	7,524	6,680
Income Tax Expense	80	25	132	85
Net Income	$2,373	$2,143	$7,392	$6,595
Less Net Income Attributable to Noncontrolling Interest	$98	$113	$298	$342
Net Income Attributable to Royal Bancshares of Pennsylvania, Inc.	$2,275	$2,030	$7,094	$6,253
Less Preferred Stock Series A Accumulated Dividend and Accretion	$—	$342	$—	$1,014
Net Income Available to Common Shareholders	$2,275	$1,688	$7,094	$5,239
Per Common Share Data:
Net Income — Basic	$0.08	$0.06	$0.24	$0.17
Net Income — Diluted	$0.08	$0.06	$0.23	$0.17

The accompanying notes are an integral part of these consolidated financial statements.

ROYAL BANCSHARES OF PENNSYLVANIA, INC. AND SUBSIDIARIES

Statements of Consolidated Comprehensive Income-unaudited

	For the three months ended		For the nine months ended
	September 30,		September 30,
(In thousands)	2017	2016	2017	2016
Net income	$2,373	$2,143	$7,392	$6,595
Other comprehensive income, net of tax
Unrealized gains on investment securities:
Unrealized holding (losses) gains arising during period, net of tax (1)	(120)	(877)	1,046	2,342
Less adjustment for impaired investments, net of tax (2)	—	(23)	—	(119)
Less reclassification adjustment for gains realized in net income, net of tax (3)	21	185	203	912
Unrealized (losses) gains on investment securities	(141)	(1,039)	843	1,549
Unrecognized benefit obligation:
Reclassification adjustment for amortization (4)	12	(78)	39	(232)
Unrecognized benefit obligation	12	(78)	39	(232)
Unrealized gain (loss) on derivative instrument, net of tax (5)	37	131	57	(314)
Other comprehensive (loss) income	(92)	(986)	939	1,003
Comprehensive income	2,281	1,157	8,331	7,598
Less net income attributable to noncontrolling interest	98	113	298	342
Comprehensive income attributable to Royal Bancshares of Pennsylvania, Inc.	$2,183	$1,044	$8,033	$7,256

(1)

Net of a tax benefit of $65 thousand and $537 thousand in tax expense for the three and nine months ended September 30, 2017, respectively, and a tax benefit of $454 thousand and $1.4 million in tax expense for the three and nine months ended September 30, 2016, respectively.

(2)

Gross amounts are included in total other-than-temporary impairment on AFS investment securities on the Consolidated Statements of Income in total non-interest income, net of $12 thousand and $62 thousand in taxes for the three and nine months ended September 30, 2016. See Note 14. Comprehensive Income.

(3)

Gross amounts are included in net gains on the sale of AFS investment securities on the Consolidated Statements of Income in total non-interest income; amounts in the above table are net of $11 thousand and $105 thousand in income taxes for the three and nine months ended September 30, 2017, respectively and $95 thousand and $470 thousand in taxes for the three and nine months ended September 30, 2016, respectively. See Note 14. Comprehensive Income.

(4)	Gross amounts are included in salaries and benefits on the Consolidated Statements of Income in non-interest expense.

(5)

Net of a tax expense of $19 thousand and $29 thousand for the three and nine months ended September 30, 2017, respectively and a tax expense of $68 thousand and $161 thousand in tax benefit for the three and nine months ended September 30, 2016, respectively.

The accompanying notes are an integral part of these consolidated financial statements.

ROYAL BANCSHARES OF PENNSYLVANIA, INC. AND SUBSIDIARIES

Consolidated Statements of Changes in Shareholders’ Equity

Nine months ended September 30, 2017-unaudited

	Class A common stock		Class B common stock		Additional paid in	Accumulated	Accumulated other comprehensive	Treasury	Noncontrolling	Total Shareholders’
(In thousands, except share data)	Shares	Amount	Shares	Amount	capital	deficit	loss	stock	Interest	Equity
Balance January 1, 2017	28,242	$56,484	1,925	$193	$99,667	$(94,512)	$(5,219)	$(4,965)	$625	$52,273
Net income						7,094			298	7,392
Other comprehensive income, net of reclassifications and taxes							939			939
Distributions to noncontrolling interests									(224)	(224)
Common stock conversion from Class B to Class A	78	155	(68)	(7)		(148)				—
Treasury shares issued for compensation (24,000 shares)					(239)			336		97
Stock options exercised (21,333 shares)	21	43			7					50
Stock option expense					48					48
Balance September 30, 2017	28,341	$56,682	1,857	$186	$99,483	$(87,566)	$(4,280)	$(4,629)	$699	$60,575

The accompanying notes are an integral part of these consolidated financial statements.

ROYAL BANCSHARES OF PENNSYLVANIA, INC. AND SUBSIDIARIES

Consolidated Statements of Changes in Shareholders’ Equity

Nine months ended September 30, 2016-unaudited

(In thousands,	Preferred stock	Class A common stock		Class B common stock		Additional paid in	Accumulated	Accumulated other comprehensive	Treasury	Noncontrolling	Total Shareholders’
except share data)	Series A	Shares	Amount	Shares	Amount	capital	deficit	loss	stock	Interest	Equity
Balance January 1, 2016	$18,856	28,204	$56,408	1,928	$193	$110,494	$(104,879)	$(3,919)	$(5,249)	$394	$72,298
Net income							6,253			342	6,595
Other comprehensive income, net of reclassifications and taxes								1,003			1,003
Distributions to noncontrolling interests										(234)	(234)
Common stock conversion from Class B to Class A		4	9	(3)	(1)		(8)				—
Repurchase of 6,651 shares of preferred stock	(6,651)					(3,341)					(9,992)
Treasury shares issued for compensation (19,261 shares)						(231)			270		39
Stock options exercised (20,000 shares)		20	40			(11)					29
Stock option expense						64					64
Balance September 30, 2016	$12,205	28,228	$56,457	1,925	$192	$106,975	$(98,634)	$(2,916)	$(4,979)	$502	$69,802

The accompanying notes are an integral part of these consolidated financial statements.

ROYAL BANCSHARES OF PENNSYLVANIA, INC. AND SUBSIDIARIES

Consolidated Statements of Cash Flows-unaudited

	For the nine months ended September 30,
(In thousands)	2017	2016
Cash flows from operating activities:
Net income	$7,392	$6,595
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	451	394
Stock compensation expense	48	64
Provision for loan and lease losses	513	987
Credit for credit losses on off-balance sheet credit exposures	(97)	(236)
Impairment charge for OREO	209	143
Net amortization of premiums on AFS investment securities	981	1,123
Net accretion of net deferred fees on loans	(596)	(439)
Net gains on sales of premises and equipment	(73)	—
Losses (gains) on sales of loans and leases	13	(71)
Net gains on sales of OREO	(404)	(7)
Net gains on sales of investment securities	(308)	(1,382)
Income from company owned life insurance	(528)	(847)
Other-than-temporary impairment on AFS investment securities	—	181
Changes in assets and liabilities:
Decrease in accrued interest receivable	993	379
Decrease (increase) in other assets	271	(533)
Increase in accrued interest payable	1,667	1,531
(Decrease) increase in other liabilities	(1,043)	909
Net cash provided by operating activities	9,489	8,791
Cash flows from investing activities:
Proceeds from maturities, calls and paydowns of AFS investment securities	23,476	47,659
Proceeds from sales of AFS investment securities	19,524	36,427
Purchase of AFS investment securities	(28,052)	(25,687)
Net redemption (purchase) of Federal Home Loan Bank stock	1,180	(473)
Proceeds from sales of loans and leases	5,611	2,036
Net decrease (increase) in loans	1,561	(79,484)
Additions to OREO	(35)	(243)
Proceeds from the sales of premises and equipment	297	—
Purchase of premises and equipment	(25)	(1,149)
Proceeds from sales of OREO	2,130	1,127
Net Proceeds from life insurance policies	279	748
Net cash provided by (used in) investing activities	25,946	(19,039)

Statement is continued on the next page.

ROYAL BANCSHARES OF PENNSYLVANIA, INC. AND SUBSIDIARIES

Consolidated Statements of Cash Flows-unaudited (continued)

	For the nine months ended September 30,
	2017	2016
Cash flows from financing activities:
Net decrease in demand and NOW accounts	$(3,165)	$(18,083)
Net (decrease) increase in money market and savings accounts	(17,115)	21,779
Net increase in certificates of deposit	17,800	10,651
Net (decrease) increase in short-term borrowings	(4,000)	6,000
Repayments of long-term borrowings	(25,000)	(11,970)
Proceeds from long-term borrowings	—	15,000
Distributions to noncontrolling interest	(224)	(234)
Issuance of treasury stock	97	39
Repurchase of preferred stock	—	(9,992)
Proceeds from stock options exercised	50	29
Net cash (used in) provided by financing activities	(31,557)	13,219
Net increase in cash and cash equivalents	3,878	2,971
Cash and cash equivalents at the beginning of the period	21,230	25,420
Cash and cash equivalents at the end of the period	$25,108	$28,391
Supplemental Disclosure:
Income taxes paid	$132	$85
Interest paid	$4,181	$3,858
Transfers from loans to OREO	$44	$821

The accompanying notes are an integral part of these consolidated financial statements.

ROYAL BANCSHARES OF PENNSYLVANIA, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(UNAUDITED)

Note 1. Summary of Significant Accounting Policies

Nature of Operations

Royal Bancshares of Pennsylvania, Inc. (“Royal Bancshares”, the “Company”, “We” or “Our”), through its wholly-owned subsidiary Royal Bank America (“Royal Bank”) offers a full range of banking services to individual and corporate customers primarily located in the Mid-Atlantic states.  Royal Bank competes with other banking and financial institutions in certain markets, including financial institutions with resources substantially greater than its own.  Commercial banks, savings banks, savings and loan associations, credit unions, and brokerage firms actively compete for savings and time deposits and for various types of loans.  Such institutions, as well as consumer finance and insurance companies, may be considered competitors of Royal Bank with respect to one or more of the services it renders.

On January 30, 2017, the Company and Bryn Mawr Bank Corporation (“Bryn Mawr”) entered into an Agreement and Plan of Merger (the “Merger Agreement”).  The Merger Agreement provides that, upon the terms and subject to the conditions set forth therein, the Company will merge with and into Bryn Mawr, with Bryn Mawr as the surviving corporation (the “Merger”).  Immediately following the Merger, Royal Bank will merge with the Bryn Mawr Trust Company, the wholly owned subsidiary of Bryn Mawr.  Upon completion of the Merger, holders of Class A common stock of the Company will receive 0.1025 shares of Bryn Mawr common stock, par value of $1.00 per share (the “Bryn Mawr common stock”) for each share of Class A common stock they hold, and holders of Class B common stock of the Company will receive 0.1179 shares of Bryn Mawr common stock for each share of Class B common stock they hold. On May 24, 2017, the Company’s shareholders approved the Merger Agreement with Bryn Mawr Bank Corporation at a special meeting of the Company’s shareholders. At this time, the Merger has been approved by the Pennsylvania Department of Banking and Securities, one of two required bank regulatory agencies. The Merger, which is subject to a number of other closing conditions including receipt of required regulatory approvals, is expected to be completed in the fourth quarter of 2017.

Basis of Financial Presentation

The accompanying unaudited consolidated financial statements include the accounts of Royal Bancshares of Pennsylvania, Inc. and its wholly-owned subsidiaries, Royal Investments of Delaware, Inc., including Royal Investments of Delaware, Inc.’s wholly owned subsidiary, Royal Preferred, LLC, and Royal Bank, including Royal Bank’s subsidiaries, Royal Real Estate of Pennsylvania, Inc., Royal Investments America, LLC, RBA Property LLC, Narberth Property Acquisition LLC, Rio Marina LLC, and Royal Tax Lien Services, LLC (“RTL”).  Royal Bank also has an 80% and 60% ownership interest in Crusader Servicing Corporation (“CSC”) and Royal Bank America Leasing, LP, respectively. The two Delaware trusts, Royal Bancshares Capital Trust I and Royal Bancshares Capital Trust II are not consolidated per requirements under Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 810, “Consolidation” (“ASC Topic 810”). These consolidated financial statements reflect the historical information of the Company. All significant intercompany transactions and balances have been eliminated in consolidation.

The accompanying unaudited consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) for interim financial information. Applications of the principles in our preparation of the consolidated financial statements in conformity with U.S. GAAP require management to make estimates and assumptions that affect the amounts reported in the consolidated financial statements and the accompanying notes.  These estimates and assumptions are based on information available as of the date of the consolidated financial statements; therefore, actual results could differ from those estimates. The interim financial information included herein is unaudited; however, such information reflects all adjustments (consisting solely of normal recurring adjustments) that are, in the opinion of management, necessary to present a fair statement of the results for the interim periods.  These interim consolidated financial statements should be read in conjunction with the consolidated financial statements and footnotes thereto included in our Annual Report on Form 10-K for the year ended December 31, 2016.  The results of operations for the three and nine month periods ended September 30, 2017 are not necessarily indicative of the results to be expected for the full year.

Reclassifications

Certain items in the 2016 consolidated financial statements and accompanying notes have been reclassified to conform to the current year’s presentation format.  There was no effect on net income for the periods presented herein as a result of the reclassification.

Accounting Policies Recently Adopted and Pending Accounting Pronouncements

In May 2014, the FASB issued ASU 2014-09, Revenue from Contracts with Customers (“ASU 2014-09”), which establishes a comprehensive revenue recognition standard for virtually all industries under U.S. GAAP, including those that previously followed industry-specific guidance such as the real estate, construction and software industries. The revenue standard’s core principle is built on the contract between a vendor and a customer for the provision of goods and services. It attempts to depict the exchange of rights and obligations between the parties in the pattern of revenue recognition based on the consideration to which the vendor is entitled. To accomplish this objective, the standard requires five basic steps: i) identify the contract with the customer, (ii) identify the performance obligations in the contract, (iii) determine the transaction price, (iv) allocate the transaction price to the performance obligations in the contract, and (v) recognize revenue when (or as) the entity satisfies a performance obligation. The ASU is effective for public entities for annual periods beginning after December 15, 2016, including interim periods therein. Three basic transition methods are available – full retrospective, retrospective with certain practical expedients, and a cumulative effect approach. Under the third alternative, an entity would apply the new revenue standard only to contracts that are incomplete under legacy U.S. GAAP at the date of initial application (e.g. January 1, 2017) and recognize the cumulative effect of the new standard as an adjustment to the opening balance of retained earnings. That is, prior years would not be restated and additional disclosures would be required to enable users of the financial statements to understand the impact of adopting the new standard in the current year compared to prior years that are presented under legacy U.S. GAAP. Early adoption is prohibited under U.S. GAAP. In August 2015, the FASB Issued ASU 2015-14 which deferred the effective date to December 15, 2017 and the initial application date (e.g. January 1, 2018.) The majority of our revenue is comprised of net interest income on financial assets and liabilities, which is explicitly excluded from the scope of ASU 2014-09. We are still in the process of analyzing our other revenue streams in compliance with ASU 2014-09 and at this time we do not believe it will have a material impact on our financial statements. In September 2017, the FASB issued ASU 2017-13 which clarified the effective date to include annual reporting periods beginning after December 15, 2017, including interim reporting periods within that reporting period for all public business entities.

In January 2016, the FASB issued ASU 2016-01, “Financial Instruments – Overall (Topic 825-10): “Recognition and Measurement of Financial Assets and Financial Liabilities.” ASU 2016-01 amends the guidance on the classification and measurement of financial instruments.  Some of the amendments in ASU 2016-01 include the following: 1) requires equity investments (except those accounted for under the equity method of accounting or those that result in consolidation of the investee) to be measured at fair value with changes in fair value recognized in net income; 2) simplifies the impairment assessment of equity investments without readily determinable fair values by requiring a qualitative assessment to identify impairment; 3) requires public business entities to use the exit price notion when measuring the fair value of financial instruments for disclosure purposes; and 4) requires an entity to present separately in other comprehensive income the portion of the total change in the fair value of a liability resulting from a change in the instrument-specific credit risk when the entity has elected to measure the liability at fair value; among others.  ASU 2016-01 also clarifies that an entity should assess the need for a valuation allowance on a deferred tax asset related to unrealized losses of investments in debt instruments recognized in other comprehensive income in combination with the entity’s other deferred tax assets. Prior to this guidance, the alternative approach used in practice evaluated the need for a valuation allowance for a deferred tax asset related to unrealized losses on debt instruments recognized in other comprehensive income separately from other deferred tax assets. This alternative approach will no longer be acceptable. For public business entities, the amendments of ASU 2016-01 are effective for fiscal years beginning after December 15, 2017, including interim periods within those fiscal years.  As of December 31, 2016 we did not hold a material amount of equity investments for which fair value is accounted through other comprehensive income.  Consequently, we continue to analyze ASU 2016-01 and do not believe that it will have a material effect on our financial statements.

In February 2016, the FASB issued Accounting Standards Update No. 2016-02, “Leases” (“ASU 2016-02”). From the lessee's perspective, the new standard establishes a right-of-use (ROU) model that requires a lessee to record a ROU asset and a lease liability on the balance sheet for all leases with terms longer than 12 months. Leases will be classified as either finance or operating, with classification affecting the pattern of expense recognition in the income statement for a lessees. From the lessor's perspective, the new standard requires a lessor to classify leases as either sales-type, finance or operating. A lease will be treated as a sale if it transfers all of the risks and rewards, as well as control of the underlying asset, to the lessee. If risks and rewards are conveyed without the transfer of control, the lease is treated as a financing lease. If the lessor doesn’t convey risks and rewards or control, an operating lease results.  The new standard is effective for fiscal years beginning after December 15, 2018, including interim periods within those fiscal years. A modified retrospective transition approach is required for lessees for capital and operating leases existing at, or entered into after, the beginning of the earliest comparative period presented in the financial statements, with certain practical expedients available. A modified retrospective transition approach is required for lessors for sales-type, direct financing, and operating leases existing at, or entered into after, the beginning of the earliest comparative period presented in the financial statements, with certain practical expedients available. Our leases are operating leases and ASU 2016-02 will require us to gross up our balance sheet recording a lease right asset and an offsetting lease right obligation.  Our operating leases are predominantly related to real estate. We are currently evaluating other impacts of the pending adoption of the new standard on our consolidated financial statements. In September 2017, the FASB issued ASU 2017-13 which clarified the effective date to include annual reporting periods beginning after December 15, 2018, including interim reporting periods within that reporting period for all public business entities.

In March 2016, FASB issued Accounting Standards Update No. 2016-09, “Compensation - Stock Compensation (Topic 718): Improvements to Employee Share-Based Payment Accounting” (“ASU 2016-09”).  FASB issued ASU 2016-09 as part of its initiative to reduce complexity in accounting standards. The areas for simplification in this ASU 2016-09 involve several aspects of the accounting for employee share-based payment transactions, including the income tax consequences, classification of awards as either equity or liabilities, and classification on the statement of cash flows. Some of the areas for simplification apply only to nonpublic entities. For public business entities, the amendments in ASU 2016-09 were effective for annual periods beginning after December 15, 2016, and interim periods within those annual periods. We adopted ASU 2016-09 in the first quarter of 2017. ASU 2016-09 did not have a material effect on our financial statements.

In June 2016, FASB issued Accounting Standards Update No. 2016-13, “Financial Instruments-Credit Losses (Topic 326) Measurement of Credit Losses on Financial Instruments” (“ASU 2016-13”).  The main objective of ASU 2016-13 is to provide financial statement users with more decision-useful information about the expected credit losses on financial instruments and other commitments to extend credit held by a reporting entity at each reporting date. To achieve this objective, the amendments in ASU 2016-13 replace the incurred loss impairment methodology in current GAAP with a methodology that reflects expected credit losses and requires consideration of a broader range of reasonable and supportable information to inform credit loss estimates.  The amendments affect entities holding financial assets and net investment in leases that are not accounted for at fair value through net income. The amendments affect loans, debt securities, trade receivables, net investments in leases, off-balance-sheet credit exposures, reinsurance receivables, and any other financial assets not excluded from the scope that have the contractual right to receive cash.

The amendments in ASU 2016-13 affect an entity to varying degrees depending on the credit quality of the assets held by the entity, their duration, and how the entity applies current GAAP. There is diversity in practice in applying the incurred loss methodology, which means that before transition some entities may be more aligned, under current GAAP, than others to the new measure of expected credit losses.

The amendments in ASU 2016-13 require a financial asset (or a group of financial assets) measured at amortized cost basis to be presented at the net amount expected to be collected. The allowance for credit losses is a valuation account that is deducted from the amortized cost basis of the financial asset(s) to present the net carrying value at the amount expected to be collected on the financial asset.  The income statement reflects the measurement of credit losses for newly recognized financial assets, as well as the expected increases or decreases of expected credit losses that have taken place during the period.  The measurement of expected credit losses is based on relevant information about past events, including historical experience, current conditions, and reasonable and supportable forecasts that affect the collectibility of the reported amount. An entity must use judgment in determining the relevant information and estimation methods that are appropriate in its circumstances. The allowance for credit losses for purchased financial assets with a more-than insignificant amount of credit deterioration since origination (PCD assets) that are measured at amortized cost basis is determined in a similar manner to other financial assets measured at amortized cost basis; however, the initial allowance for credit losses is added to the purchase price rather than being reported as a credit loss expense. Only subsequent changes in the allowance for credit losses are recorded as a credit loss expense for these assets. Interest income for PCD assets should be recognized based on the effective interest rate, excluding the discount embedded in the purchase price that is attributable to the acquirer’s assessment of credit losses at acquisition.

Credit losses relating to available-for-sale debt securities should be recorded through an allowance for credit losses. Available-for-sale accounting recognizes that value may be realized either through collection of contractual cash flows or through sale of the security. Therefore, the amendments limit the amount of the allowance for credit losses to the amount by which fair value is below amortized cost because the classification as available for sale is premised on an investment strategy that recognizes that the investment could be sold at fair value, if cash collection would result in the realization of an amount less than fair value. The amendments in ASU 2016-13 require that credit losses be presented as an allowance rather than as a writedown. This approach is an improvement to current GAAP because an entity will be able to record reversals of credit losses (in situations in which the estimate of credit losses declines) in current period net income, which in turn should align the income statement recognition of credit losses with the reporting period in which changes occur. Current GAAP prohibits reflecting those improvements in current period earnings.

For public business entities that are SEC filers, the amendments in ASU 2016-13 are effective for financial statements issued for fiscal years beginning after December 15, 2019, and interim periods within those fiscal years. All entities may adopt the amendments in ASU 2016-13 earlier as of the fiscal years beginning after December 15, 2018, including interim periods within those fiscal years.  An entity will apply the amendments in ASU 2016-13 through a cumulative-effect adjustment to retained earnings as of the beginning of the first reporting period in which the guidance is effective (that is,  modified-retrospective approach).  A prospective transition approach is required for debt securities for which an other-than-temporary impairment had been recognized before the effective date. The effect of a prospective transition approach is to maintain the same amortized cost basis before and after the effective date of ASU 2016-13. Amounts previously recognized in accumulated other comprehensive income as of the date of adoption that relate to  improvements in cash flows expected to be collected should continue to be accreted into income over the remaining life of the asset. Recoveries of amounts previously written off relating to improvements in cash flows after the date of adoption should be recorded in earnings when received. We are currently evaluating the impact of the amendments in ASU 2016-13 on our consolidated financial statements.

In August 2016, FASB issued Accounting Standards Update No. 2016-15, “Statement of Cash Flows (Topic 230): Classification of Certain Cash Receipts and Cash Payments” (“ASU 2016-15”).  Stakeholders indicated that there is diversity in practice in how certain cash receipts and cash payments are presented and classified in the statement of cash flows under Topic 230, Statement of Cash Flows, and other Topics. The following eight specific cash flow issues are addressed in ASU 2016-15: Debt prepayment or debt extinguishment costs; settlement of zero-coupon debt instruments or other debt instruments with coupon interest rates that are insignificant in relation to the effective interest rate of the borrowing; contingent consideration payments made after a business combination; proceeds from the settlement of insurance claims; proceeds from the settlement of corporate-owned life insurance policies (“COLI”s) (including bank-owned life insurance policies (“BOLI”s)); distributions received from equity method investees; beneficial interests in securitization transactions; and separately identifiable cash flows and application of the predominance principle. For public business entities, the amendments in this ASU 2016-15 are effective for financial statements issued for fiscal years beginning after December 15, 2017, and interim periods within those fiscal years. The amendments in ASU 2016-15 should be applied using a retrospective transition method to each period presented. If it is impracticable to apply the amendments retrospectively for some of the issues, the amendments for those issues would be applied prospectively as of the earliest date practicable. Early adoption is permitted, including adoption in an interim period. If an entity early adopts the amendments in an interim period, any adjustments should be reflected as of the beginning of the fiscal year that includes that interim period. An entity that elects early adoption must adopt all of the amendments in the same period. We intend to adopt ASU 2016-15 during the first quarter of 2018, and it will have no effect on our results of operations because it only impacts the presentation of certain information on the statement of cash flows.

In December 2016, FASB issued Accounting Standards Update No. 2016-19, “Technical Corrections and Improvements” (“ASU 2016-19”).  The amendments in ASU 2016-19 cover a wide range of Topics in the Accounting Standards Codification.  The amendments generally fall into one of four categories: (1) amendments related to differences between original guidance and the codification, (2) guidance clarification and reference corrections, (3) simplification, and (4) minor improvements. Most of the amendments in ASU 2016-19 do not require transition guidance and were effective upon issuance. The amendments that require transition guidance are not applicable to the Company. The amendments that require transition guidance are effective for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2016. FASB does not expect the changes to affect current accounting practice or result in any significant costs.  The adoption of ASU 2016-19 effective January 1, 2017, did not have a material impact on our consolidated financial statements.

In February 2017, FASB issued Accounting Standards Update No. 2017-07, “Compensation—Retirement Benefits (Topic 715): Improving the Presentation of Net Periodic Pension Cost and Net Periodic Postretirement Benefit Cost” (“ASU 2017-07”). To improve the consistency, transparency, and usefulness of financial information for users, the amendments in ASU 2017-07 require that an employer disaggregate the service cost component from the other components of net benefit cost and report the service cost component in the same line item or items as other compensation costs arising from services rendered by the pertinent employees during the period. It also requires the other components of net periodic pension cost and net periodic postretirement benefit cost to be presented in the income statement separately from the service cost component and outside a subtotal of income from operations, if one is presented. The amendments in ASU 2017-07 are effective for public business entities for annual periods beginning after December 15, 2017, including interim periods within those annual periods. Early adoption is permitted as of the beginning of an annual period for which financial statements (interim or annual) have not been issued or made available for issuance. The amendments in ASU 2017-07 should be applied retrospectively for the presentation of the service cost component and the other components of net periodic pension cost and net periodic postretirement benefit cost in the income statement and prospectively, on and after the effective date, for the capitalization of the service cost component of net periodic pension cost and net periodic postretirement benefit in assets. We intend to adopt ASU 2017-07 during the first quarter of 2018, and it will have no effect on our results of operations because it only impacts the presentation of certain information on the statements of income.

In March 2017, FASB issued Accounting Standards Update No. 2017-08, “Receivables —Nonrefundable Fees and Other Costs (Subtopic 310-20): Premium Amortization on Purchased Callable Debt Securities” (“ASU 2017-08”). ASU 2017-08 amends guidance on the amortization period of premiums on certain purchased callable debt securities. Specifically, the amendments shorten the amortization period of premiums on certain purchased callable debt securities to the earliest call date. The amendments affect all entities that hold investments in callable debt securities that have an amortized cost basis in excess of the amount that is repayable by the issuer at the earliest call date. For public business entities, the amendments in this Update are effective for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2018.  Early adoption is permitted, including adoption in an interim period. If an entity early adopts the amendments in an interim period, any adjustments should be reflected as of the beginning of the fiscal year that includes that interim period. An entity should apply the amendments in this Update on a modified retrospective basis through a cumulative-effect adjustment directly to retained earnings as of the beginning of the period of adoption. Additionally, in the period of adoption, an entity should provide disclosures about a change in accounting principle.  The effect of ASU 2017-08 would be lower interest income and a corresponding lower yield as the amortization period would be shortened.  As of September 30, 2017 we do not hold any callable debt securities that were purchased at a premium.  We intend to adopt ASU 2017-08 during the first quarter of 2019.

In May 2017, the FASB issued ASU 2017-09, Compensation-Stock Compensation (Topic 718): Scope of Modification Accounting. FASB issued this Update to address the diversity in practice as well as the cost and complexity when applying the guidance in Topic 718, Compensation – Stock Compensation, to a change to the terms or conditions of a share-based payment award. For public entities, this ASU is effective for annual reporting periods beginning after December 15, 2017.  We are currently assessing the applicability of ASU 2017-09 and have not determined the impact of the adoption, if any, as of September 30, 2017.

In July 2017, the Financial Accounting Standards Board FASB issued ASU 2017-11, Earnings Per Share (Topic 260), Distinguishing Liabilities from Equity (Topic 480), Derivatives and Hedging (Topic 815): I. Accounting for Certain Financial Instruments with Down Round Features II. Replacement of the Indefinite Deferral for Mandatorily Redeemable Financial Instruments of Certain Nonpublic Entities and Certain Mandatorily Redeemable Noncontrolling Interest with a Scope Exception. For public entities, this ASU is effective for annual reporting periods beginning after December 15, 2018. We are currently assessing the applicability of ASU 2017-11 and have not determined the impact of the adoption, if any, as of September 30, 2017.

In August 2017, the Financial Accounting Standards Board FASB issued ASU 2017-12, Derivatives and Hedging (Topic 815). For public entities, this ASU is effective for annual reporting periods beginning after December 15, 2018, and interim periods within those fiscal years. We are currently assessing the applicability of ASU 2017-11 and have not determined the impact of the adoption, if any, as of September 30, 2017.

Note 2. Investment Securities

The carrying value and fair value of investment securities available-for-sale (“AFS”) at September 30, 2017 and December 31, 2016 are as follows:

As of September 30, 2017
		Gross	Gross
	Amortized	unrealized	unrealized
(In thousands)	cost	gains	losses	Fair value
U.S. government agencies	$2,128	$27	$(5)	$2,150
Mortgage-backed securities-residential	15,693	172	(15)	15,850
Collateralized mortgage obligations:
Issued or guaranteed by U.S. government agencies	126,671	771	(920)	126,522
Non-agency	—	—	—	—
Corporate bonds	1,700	13	—	1,713
Municipal bonds	7,453	130	(42)	7,541
Other securities	1,706	—	—	1,706
Common stocks	26	—	—	26
Total available for sale	$155,377	$1,113	$(982)	$155,508

As of December 31, 2016
		Gross	Gross
	Amortized	unrealized	unrealized
(In thousands)	cost	gains	losses	Fair value
U.S. government agencies	$988	$—	$(22)	$966
Mortgage-backed securities-residential	6,985	70	(17)	7,038
Collateralized mortgage obligations:
Issued or guaranteed by U.S. government agencies	146,666	1,022	(2,129)	145,559
Non-agency	4,121	—	(86)	4,035
Corporate bonds	1,700	1	—	1,701
Municipal bonds	8,691	92	(75)	8,708
Other securities	1,821	—	—	1,821
Common stocks	26	—	—	26
Total available for sale	$170,998	$1,185	$(2,329)	$169,854

The amortized cost and fair value of investment securities at September 30, 2017, by contractual maturity, are shown below.  Expected maturities will differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties.

	As of September 30, 2017
	Amortized
(In thousands)	cost	Fair value
Within 1 year	$1,798	$1,793
After 1 but within 5 years	7,476	7,558
After 5 but within 10 years	1,007	1,040
After 10 years	1,000	1,013
Mortgage-backed securities-residential	15,693	15,850
Collateralized mortgage obligations:
Issued or guaranteed by U.S. government agencies	126,671	126,522
Total available for sale debt securities	153,645	153,776
No contractual maturity	1,732	1,732
Total available for sale securities	$155,377	$155,508

Proceeds from the sales of AFS investments during the three and nine months ended September 30, 2017 were $32 thousand and $19.5 million, respectively. Proceeds from the sales of AFS investments during the three and nine months ended September 30, 2016 were $25.7 million and $36.4 million, respectively. The following table summarizes gross realized gains and losses on the sale of securities recognized in earnings in the periods indicated:

	For the three months ended		For the nine months ended
	September 30,		September 30,
(In thousands)	2017	2016	2017	2016
Gross realized gains	$32	$280	$325	$1,426
Gross realized losses	—	—	(17)	(44)
Net realized gains	$32	$280	$308	$1,382

The tables below indicate the length of time individual AFS securities have been in a continuous unrealized loss position at September 30, 2017 and December 31, 2016:

September 30, 2017	Less than 12 months			12 months or longer			Total
		Gross	Number		Gross	Number		Gross	Number
		unrealized	of		unrealized	of		unrealized	of
(In thousands)	Fair value	losses	positions	Fair value	losses	positions	Fair value	losses	positions
U.S. government agencies	$1,133	$(5)	1	$—	$—	—	$1,133	$(5)	1
Mortgage-backed securities-residential	3,065	(15)	1	—	—	—	3,065	(15)	1
Collateralized mortgage obligations:
Issued or guaranteed by U.S. government agencies	52,109	(342)	20	24,974	(578)	10	77,083	(920)	30
Municipal bonds	661	(1)	2	2,145	(41)	3	2,806	(42)	5
Total available for sale	$56,968	$(363)	24	$27,119	$(619)	13	$84,087	$(982)	37

December 31, 2016	Less than 12 months			12 months or longer			Total
		Gross	Number		Gross	Number		Gross	Number
		unrealized	of		unrealized	of		unrealized	of
(In thousands)	Fair value	losses	positions	Fair value	losses	positions	Fair value	losses	positions
U.S. government agencies	$966	$(22)	1	$—	$—	—	$966	$(22)	1
Mortgage-backed securities-residential	4,237	(17)	2	—	—	—	4,237	(17)	2
Collateralized mortgage obligations:
Issued or guaranteed by U.S. government agencies	73,864	(1,630)	31	12,045	(499)	4	85,909	(2,129)	35
Non-agency	4,035	(86)	3	—	—	—	4,035	(86)	3
Municipal bonds	1,678	(45)	3	2,314	(30)	3	3,992	(75)	6
Total available for sale	$84,780	$(1,800)	40	$14,359	$(529)	7	$99,139	$(2,329)	47

We evaluate declines in the fair value of securities for other-than-temporary impairment (“OTTI”) at least on a quarterly basis.  We assess whether OTTI is present when the fair value of a security is less than its amortized cost.  Under ASC Topic 320, OTTI is considered to have occurred with respect to debt securities (1) if an entity intends to sell the security; (2) if it is more likely than not an entity will be required to sell the security before recovery of its amortized cost basis; or (3) the present value of the expected cash flows is not sufficient to recover the entire amortized cost basis. We did not record OTTI charges to earnings during the first three quarters of 2017. During the first three quarters of 2016, we recorded impairment charges of $181 thousand on two private equity funds as a result of analyses performed on recent financial information. There were no credit-related impairment losses on debt securities held at September 30, 2017 and September 30, 2016 for which a portion of OTTI was recognized in other comprehensive income.

For all debt security types discussed below the fair value is based on prices provided by brokers and safekeeping custodians.

U.S. government-sponsored agencies (“U.S. Agency”):  As of September 30, 2017, we had one U.S. Agency security with a fair value of $1.1 million and a gross unrealized loss of $5 thousand.  The bond has been in an unrealized loss position for less than twelve months at September 30, 2017. Management believes that the unrealized loss on this debt security is a function of changes in investment spreads.  Management expects to recover the entire amortized cost basis of this security. We do not intend to sell this security before recovery of its cost basis and have not determined that it is more likely than not that we will be required to sell this security before recovery of its cost basis.  Therefore, management has determined that this security is not other-than-temporarily impaired at September 30, 2017.

Mortgage-backed securities residential (“MBS”): As of September 30, 2017, we had one MBS with a fair value of $3.1 million and a gross unrealized loss of $15 thousand. The security has been in an unrealized loss position for less than twelve months as of September 30, 2017. Management expects to recover the entire amortized cost basis of this security. We do not intend to sell this security before recovery of its cost basis and have not determined that it is more likely than not that we will be required to sell this security before recovery of its cost basis. Therefore, management has determined that this security is not other-than-temporarily impaired at September 30, 2017.

U.S. government issued or sponsored collateralized mortgage obligations (“Agency CMOs”):  As of September 30, 2017, we had 30 Agency CMOs with a fair value of $77.1 million and gross unrealized losses of $920 thousand.  Ten of the Agency CMOs have been in an unrealized loss position for twelve months or longer and the remaining 20 Agency CMOs have been in an unrealized loss position for less than twelve months.  The unrealized loss is attributable to a combination of factors, including relative changes in interest rates since the time of purchase.  The contractual cash flows for these securities are guaranteed by U.S. government agencies and U.S. government-sponsored enterprises. Based on its assessment of these factors, management believes that the unrealized losses on these debt securities are a function of changes in investment spreads and interest rate movements and not as a result of changes in credit quality.  Management expects to recover the entire amortized cost basis of these securities. We do not intend to sell these securities before recovery of their cost basis and have not determined that it is more likely than not that we will be required to sell these securities before recovery of their cost basis.  Therefore, management has determined that these securities are not other-than-temporarily impaired at September 30, 2017.

Municipal bonds:  As of September 30, 2017 we had five municipal bonds with a fair value $2.8 million and gross unrealized losses of $42 thousand.  Two of the municipal bonds have been in an unrealized loss position for less than twelve months and three bonds have been in an unrealized loss position for twelve months or longer at September 30, 2017. Because we do not intend to sell the bonds and it is not more likely than not that we will be required to sell the bonds before recovery of their amortized cost basis, which may be maturity, we do not consider the bonds to be other-than-temporarily impaired at September 30, 2017.

We will continue to monitor these investments to determine if the discounted cash flow analysis, continued negative trends, market valuations, or credit defaults result in impairment that is other than temporary.

Note 3. Loans and Leases

At September 30, 2017 and December 31, 2016, the Company had no loans held for sale (“LHFS”).

Major classifications of LHFI are as follows:

	September 30,	December 31,
(In thousands)	2017	2016
Commercial real estate	$256,452	$261,561
Construction and land development	78,389	83,369
Commercial and industrial	110,861	108,146
Multi-family	33,751	23,389
Residential real estate	55,643	56,899
Leases	55,270	61,838
Tax certificates	1,290	3,705
Consumer	2,909	3,102
Total loans, net of unearned income	$594,565	$602,009

We use a nine point grading risk classification system commonly used in the financial services industry as the credit quality indicator.  The first four classifications are rated Pass.  The riskier classifications include Pass-Watch, Special Mention, Substandard, Doubtful and Loss. The risk rating is related to the underlying credit quality and probability of default.  These risk ratings are used in the calculation of the allowance for loan and lease losses.

•	Pass: includes credits that demonstrate a low probability of default;

•

Pass-watch: a classification which includes currently performing credits that are beginning to demonstrate above average risk through declining earnings, strained cash flows, increased leverage and/or weakening market fundamentals. This class may also include new loan originations which warrant approval but may contain certain risks that require closer than usual monitoring and supervision, such as construction loans;

•

Special mention: includes credits that have potential weaknesses that if left uncorrected could weaken the credit or result in inadequate protection of our position at some future date. While potentially weak, credits in this classification are marginally acceptable and loss of principal or interest is not anticipated;

•

Substandard accrual: includes credits that exhibit a well-defined weakness which currently jeopardizes the repayment of debt and liquidation of collateral even though they are currently performing. These credits are characterized by the distinct possibility that we may incur a loss in the future if these weaknesses are not corrected;

•

Non-accrual (substandard non-accrual, doubtful, loss): includes credits that demonstrate serious problems to the point that it is probable that interest and principal will not be collected according to the contractual terms of the loan agreement.

All loans are assigned an initial loan risk rating by the Underwriting and Credit Administration Officer (“UCAO”).  The initial loan risk rating is approved by another member of executive management or by the appropriate loan committee approving the loan request. From time to time, and at the general direction of any of the various loan committees, the ratings may be changed based on the findings of that committee. Items considered in assigning ratings include the financial strength of the borrower and/or guarantors, the type of collateral, the collateral lien position, the type of loan and loan structure, any potential risk inherent in the specific loan type, higher than normal monitoring of the loan or any other factor deemed appropriate by any of the various committees for changing the rating of the loan. Any such change in rating is reflected in the minutes of that committee.

The following tables present risk ratings for each LHFI portfolio classification at September 30, 2017 and December 31, 2016.

As of September 30, 2017
(In thousands)	Pass	Pass-Watch	Special Mention	Substandard	Non-accrual	Total
Commercial real estate	$218,860	$36,112	$—	$—	$1,480	$256,452
Construction and land development	9,001	69,260	—	—	128	78,389
Commercial and industrial	85,022	23,792	—	1,397	650	110,861
Multi-family	23,519	10,232	—	—	—	33,751
Residential real estate	55,032	100	—	—	511	55,643
Leases	52,955	471	—	—	1,844	55,270
Tax certificates	821	—	—	—	469	1,290
Consumer	2,825	84	—	—	—	2,909
Total loans, net of unearned income	$448,035	$140,051	$—	$1,397	$5,082	$594,565

As of December 31, 2016
(In thousands)	Pass	Pass-Watch	Special Mention	Substandard	Non-accrual	Total
Commercial real estate	$221,862	$38,814	$—	$—	$885	$261,561
Construction and land development	9,643	73,582	—	—	144	83,369
Commercial and industrial	92,174	13,308	320	1,692	652	108,146
Multi-family	16,974	6,415	—	—	—	23,389
Residential real estate	56,225	104	—	—	570	56,899
Leases	59,641	348	—	—	1,849	61,838
Tax certificates	1,798	—	—	—	1,907	3,705
Consumer	2,891	211	—	—	—	3,102
Total loans, net of unearned income	$461,208	$132,782	$320	$1,692	$6,007	$602,009

The following tables present an aging analysis of past due payments for each LHFI portfolio classification at September 30, 2017 and December 31, 2016.

As of September 30, 2017	30-59 Days	60-89 Days	90+ Days*
(In thousands)	Past Due	Past Due	Past Due	Current	Total
Commercial real estate	$65	$—	$1,480	$254,907	$256,452
Construction and land development	—	—	128	78,261	78,389
Commercial and industrial	—	—	650	110,211	110,861
Multi-family	—	—	—	33,751	33,751
Residential real estate	99	—	511	55,033	55,643
Leases	255	217	1,844	52,954	55,270
Tax certificates	—	—	469	821	1,290
Consumer	216	—	—	2,693	2,909
Total loans, net of unearned income	$635	$217	$5,082	$588,631	$594,565

As of December 31, 2016	30-59 Days	60-89 Days	90+ Days*
(In thousands)	Past Due	Past Due	Past Due	Current	Total
Commercial real estate	$—	$507	$886	$260,168	$261,561
Construction and land development	—	—	144	83,225	83,369
Commercial and industrial	416	367	173	107,190	108,146
Multi-family	—	—	—	23,389	23,389
Residential real estate	978	—	355	55,566	56,899
Leases	348	104	1,577	59,809	61,838
Tax certificates	—	—	1,907	1,798	3,705
Consumer	—	—	—	3,102	3,102
Total loans, net of unearned income	$1,742	$978	$5,042	$594,247	$602,009

*    All loans categorized as “90+ Days Past Due” are non-accrual.

If interest had accrued on non-accrual loans held for investment, such income would have been approximately $109 thousand and $335 thousand for the three and nine months ended September 30, 2017 and $135 thousand and $450 thousand for the three and nine months ended September 30, 2016, respectively.

Impaired Loans

Total cash collected on all impaired loans during the nine months ended September 30, 2017 and 2016 was $1.8 million and $1.4 million, respectively, of which $1.7 million and $1.3 million was credited to the principal balance outstanding on such loans, respectively. Interest income recognized on a cash basis on impaired loans and leases was $0 for the three and nine months ended September 30, 2017 and September 30, 2016.

Troubled Debt Restructurings (“TDRs”)

The following table details our TDRs that are on an accrual status and non-accrual status at September 30, 2017 and December 31, 2016.

	As of September 30, 2017
			Non-
	Number of	Accrual	Accrual
(In thousands)	loans	Status	Status	Total TDRs
Commercial real estate	1	$15	$—	$15
Construction and land development	1	—	128	128
Commercial and industrial	2	1,396	160	1,556
Residential real estate	1	80	—	80
Total	5	$1,491	$288	$1,779

	As of December 31, 2016
			Non-
	Number of	Accrual	Accrual
(In thousands)	loans	Status	Status	Total TDRs
Commercial real estate	1	$19	$—	$19
Construction and land development	1	—	144	144
Commercial and industrial	2	1,692	173	1,865
Residential real estate	1	83	—	83
Total	5	$1,794	$317	$2,111

At September 30, 2017, there were no TDRs modified within the past 12 months for which there was a payment default. We did not classify any loan modifications as TDRs during the first three quarters of 2017 and 2016.

We may obtain physical possession of real estate collateralizing residential mortgage loans or home equity loans through or in lieu of foreclosure.  As of September 30, 2017, we have no foreclosed residential real estate properties as a result of physical possession.  In addition, as of September 30, 2017, we had residential mortgage loans with a carrying value of $214 thousand collateralized by residential real estate property for which formal foreclosure proceedings were in process.

Note 4. Allowance for Loan and Lease Losses

The following tables present the detail of the allowance and the LHFI portfolio disaggregated by loan portfolio classification as of September 30, 2017, December 31, 2016 and September 30, 2016.

Allowance for Loan and Lease Losses

As of and for the three months ended September 30, 2017

		Construction	Commercial
	Commercial	and land	and	Multi-	Residential		Tax
(In thousands)	real estate	development	industrial	family	real estate	Leases	certificates	Consumer	Unallocated	Total
Beginning balance	$3,161	$2,273	$1,371	$344	$623	$2,292	$170	$28	$—	$10,262
Charge-offs	—	—	—	—	—	(322)	(15)	—	—	(337)
Recoveries	—	—	—	—	6	33	—	—	—	39
Provision (credit)	(7)	(264)	(45)	43	(5)	442	(19)	14	—	159
Ending balance	$3,154	$2,009	$1,326	$387	$624	$2,445	$136	$42	$—	$10,123
Ending balance: related to loans individually evaluated for impairment	$—	$—	$—	$—	$15	$225	$—	$—	$—	$240
Ending balance: related to loans collectively evaluated for impairment	$3,154	$2,009	$1,326	$387	$609	$2,220	$136	$42	$—	$9,883

Allowance for Loan and Lease Losses

As of and for the nine months ended September 30, 2017

		Construction	Commercial
	Commercial	and land	and	Multi-	Residential		Tax
(In thousands)	real estate	development	industrial	family	real estate	Leases	certificates	Consumer	Unallocated	Total
Beginning balance	$3,295	$2,294	$1,346	$263	$656	$2,295	$242	$29	$—	$10,420
Charge-offs	(79)	—	—	—	(8)	(1,119)	(23)	—	—	(1,229)
Recoveries	—	351	—	—	21	47	—	—	—	419
(Credit) provision	(62)	(636)	(20)	124	(45)	1,222	(83)	13	—	513
Ending balance	$3,154	$2,009	$1,326	$387	$624	$2,445	$136	$42	$—	$10,123
Ending balance: related to loans individually evaluated for impairment	$—	$—	$—	$—	$15	$225	$—	$—	$—	$240
Ending balance: related to loans collectively evaluated for impairment	$3,154	$2,009	$1,326	$387	$609	$2,220	$136	$42	$—	$9,883

Loans Evaluated for Impairment

As of September 30, 2017

		Construction	Commercial
	Commercial	and land	and	Multi-	Residential		Tax
	real estate	development	industrial	family	real estate	Leases	certificates	Consumer	Unallocated	Total
(In thousands)
Ending balance	$256,452	$78,389	$110,861	$33,751	$55,643	$55,270	$1,290	$2,909	$—	$594,565
Ending balance: individually evaluated for impairment	$1,496	$128	$1,562	$—	$591	$1,017	$469	$—	$—	$5,263
Ending balance: collectively evaluated for impairment	$254,956	$78,261	$109,299	$33,751	$55,052	$54,253	$821	$2,909	$—	$589,302

Allowance for Loan and Lease Losses and Loans Evaluated for Impairment

As of and for the year ended December 31, 2016

		Construction	Commercial
	Commercial	and land	and	Multi-	Residential		Tax
(In thousands)	real estate	development	industrial	family	real estate	Leases	certificates	Consumer	Unallocated	Total
Beginning balance	$3,622	$1,674	$1,513	$171	$586	$1,749	$347	$27	$—	$9,689
Charge-offs	(84)	—	(107)	—	(40)	(930)	(139)	—	—	(1,300)
Recoveries	201	306	174	—	35	57	14	2	—	789
(Credit) provision	(444)	314	(234)	92	75	1,419	20	—	—	1,242
Ending balance	$3,295	$2,294	$1,346	$263	$656	$2,295	$242	$29	$—	$10,420
Ending balance: related to loans individually evaluated for impairment	$3	$—	$—	$—	$17	$340	$8	$—	$—	$368
Ending balance: related to loans collectively evaluated for impairment	$3,292	$2,294	$1,346	$263	$639	$1,955	$234	$29	$—	$10,052
Loan Balances
Ending balance	$261,561	$83,369	$108,146	$23,389	$56,899	$61,838	$3,705	$3,102	$—	$602,009
Ending balance: individually evaluated for impairment	$904	$144	$2,105	$—	$653	$1,242	$1,907	$—	$—	$6,955
Ending balance: collectively evaluated for impairment	$260,657	$83,225	$106,041	$23,389	$56,246	$60,596	$1,798	$3,102	$—	$595,054

Allowance for Loan and Lease Losses

As of and for the three months ended September 30, 2016

		Construction	Commercial
	Commercial	and land	and	Multi-	Residential		Tax
(In thousands)	real estate	development	industrial	family	real estate	Leases	certificates	Consumer	Unallocated	Total
Beginning balance	$3,342	$1,991	$1,365	$231	$647	$2,052	$358	$22	$—	$10,008
Charge-offs	(7)	—	—	—	—	(310)	(108)	—	—	(425)
Recoveries	17	15	32	—	4	18	6	1	—	93
(Credit) provision	(12)	160	17	36	(76)	426	29	(2)	—	578
Ending balance	$3,340	$2,166	$1,414	$267	$575	$2,186	$285	$21	$—	$10,254
Ending balance: related to loans individually evaluated for impairment	$—	$—	$—	$—	$18	$168	$—	$—	$—	$186
Ending balance: related to loans collectively evaluated for impairment	$3,340	$2,166	$1,414	$267	$557	$2,018	$285	$21	$—	$10,068

Allowance for Loan and Lease Losses

As of and for the nine months ended September 30, 2016

		Construction	Commercial
	Commercial	and land	and	Multi-	Residential		Tax
(In thousands)	real estate	development	industrial	family	real estate	Leases	certificates	Consumer	Unallocated	Total
Beginning balance	$3,622	$1,674	$1,513	$171	$586	$1,749	$347	$27	$—	$9,689
Charge-offs	(84)	—	(108)	—	(40)	(757)	(139)	—	—	(1,128)
Recoveries	201	273	159	—	23	35	14	1	—	706
(Credit) provision	(399)	219	(150)	96	6	1,159	63	(7)	—	987
Ending balance	$3,340	$2,166	$1,414	$267	$575	$2,186	$285	$21	$—	$10,254
Ending balance: related to loans individually evaluated for impairment	$—	$—	$—	$—	$18	$168	$—	$—	$—	$186
Ending balance: related to loans collectively evaluated for impairment	$3,340	$2,166	$1,414	$267	$557	$2,018	$285	$21	$—	$10,068

Loans Evaluated for Impairment

As of September 30, 2016

		Construction	Commercial
	Commercial	and land	and	Multi-	Residential		Tax
	real estate	development	industrial	family	real estate	Leases	certificates	Consumer	Unallocated	Total
(In thousands)
Ending balance	$253,074	$74,885	$106,254	$23,831	$49,061	$62,671	$3,803	$2,239	$—	$575,818
Ending balance: individually evaluated for impairment	$852	$144	$2,120	$—	$668	$806	$745	$—	$—	$5,335
Ending balance: collectively evaluated for impairment	$252,222	$74,741	$104,134	$23,831	$48,393	$61,865	$3,058	$2,239	$—	$570,483

The following tables detail the loans that were evaluated for impairment by loan classification at September 30, 2017 and December 31, 2016.

	At September 30, 2017
	Unpaid
	principal	Recorded	Related
(In thousands)	balance	investment	allowance
With no related allowance recorded:
Commercial real estate	$1,496	$1,496	$—
Construction and land development	531	128	—
Commercial and industrial	1,603	1,562	—
Residential real estate	130	80	—
Tax certificates	4,814	469	—
Total:	$8,574	$3,735	$—

With an allowance recorded:
Residential real estate	635	511	15
Leases	1,017	1,017	225
Total:	$1,652	$1,528	$240

	At and for the year ended December 31, 2016
	Unpaid			Average	Interest	Interest income
	principal	Recorded	Related	recorded	income	recognized
(In thousands)	balance	investment	allowance	investment	recognized	cash basis
With no related allowance recorded:
Commercial real estate	$362	$362	$—	$923	$—	$—
Construction and land development	546	144	—	145	—	—
Commercial and industrial	2,209	2,105	—	2,296	107	—
Residential real estate	133	83	—	45	4	—
Tax certificates	2,165	1,752	—	1,019	—	—
Total:	$5,415	$4,446	$—	$4,428	$111	$—

With an allowance recorded:
Commercial real estate	$936	$542	$3	$168	$—	$—
Commercial and industrial	—	—	—	17	—	—
Residential real estate	668	570	17	695	—	—
Leases	1,242	1,242	340	910	—	—
Tax certificates	4,202	155	8	26	—	—
Total:	$7,048	$2,509	$368	$1,816	$—	$—

The following tables present the average recorded investment in impaired loans and the related interest income recognized for the three and nine months ended September 30, 2017 and 2016.

	For the three months ended September 30, 2017			For the nine months ended September 30, 2017
	Average	Interest	Interest income	Average	Interest	Interest income
	recorded	income	recognized	recorded	income	recognized
(In thousands)	investment	recognized	cash basis	investment	recognized	cash basis
Commercial real estate	$882	$—	$—	$1,126	$—	$—
Construction and land development	128	—	—	133	—	—
Commercial and industrial	1,667	26	—	1,880	76	—
Residential real estate	718	2	—	590	6	—
Leases	1,359	—	—	1,049	—	—
Tax certificates	530	—	—	1,087	—	—
Total:	$5,284	$28	$—	$5,865	$82	$—

	For the three months ended September 30, 2016			For the nine months ended September 30, 2016
	Average	Interest	Interest income	Average	Interest	Interest income
	recorded	income	recognized	recorded	income	recognized
(In thousands)	investment	recognized	cash basis	investment	recognized	cash basis
Commercial real estate	$867	$—	$—	$1,185	$—	$—
Construction and land development	144	—	—	145	—	—
Commercial and industrial	2,258	28	—	2,373	85	—
Residential real estate	670	—	—	765	—	—
Leases	993	—	—	873	—	—
Tax certificates	903	—	—	991	—	—
Total:	$5,835	$28	$—	$6,332	$85	$—

Note 5. Other Real Estate Owned

At September 30, 2017, OREO was comprised of 23 real estate properties acquired through foreclosure related to tax liens.  Set forth below are tables which detail the changes in OREO from January 1, 2017 to September 30, 2017 and January 1, 2016 to December 31, 2016.

	For the nine months ended September 30, 2017
(In thousands)	Loans	Tax Liens	Total
Beginning balance	$236	$3,300	$3,536
Net proceeds from sales	(214)	(1,916)	(2,130)
Net gains on sales	5	399	404
Transfers in	—	44	44
Cash additions	—	35	35
Impairment charge	(27)	(182)	(209)
Ending balance	$—	$1,680	$1,680

At September 30, 2017, OREO was comprised of $1.7 million in tax liens. The properties acquired through the tax lien portfolio were primarily located in New Jersey.

	For the year ended December 31, 2016
(In thousands)	Loans	Tax Liens	Total
Beginning balance	$220	$7,215	$7,435
Net proceeds from sales	(7)	(5,458)	(5,465)
Net gain on sales	1	677	678
Transfers in	28	831	859
Cash additions	—	290	290
Impairment charge	(6)	(255)	(261)
Ending balance	$236	$3,300	$3,536

Note 6. Deposits

Our deposit composition as of September 30, 2017 and December 31, 2016 is presented below:

	September 30,	December 31,
(In thousands)	2017	2016
Non-interest bearing checking	$97,076	$97,859
Interest checking	45,453	47,835
Money Market	151,546	165,305
Savings	81,814	85,170
Certificates of deposit ($250 and over)	22,792	19,520
Certificates of deposit (less than $250)	183,074	192,368
Brokered deposits	45,311	21,489
Total deposits	$627,066	$629,546

Note 7. Borrowings and Subordinated Debentures

1.	Advances from the Federal Home Loan Bank

As of September 30, 2017, Royal Bank had $326.0 million of available borrowing capacity at the FHLB, which is based on qualifying collateral.  Total advances from the FHLB were $40.0 million at September 30, 2017 and $69.0 million at December 31, 2016.  The advances and the line of credit are collateralized by FHLB stock, government agency securities, mortgage-backed securities, and a blanket lien on certain real estate loans.  As of September 30, 2017, investment securities with a market value of $8.6 million were pledged as collateral to the FHLB for the borrowings.

Presented below are the Company’s FHLB borrowings allocated by the year in which they mature with their corresponding weighted average rates:

	As of		As of
	September 30, 2017		December 31, 2016
(Dollars in thousands)	Amount	Rate	Amount	Rate
Advances maturing in
2017	$15,000	1.33%	$44,000	1.19%
2018	10,000	2.01%	10,000	2.01%
2021	15,000	1.40%	15,000	1.40%
Total FHLB borrowings	$40,000		$69,000

2.	Other borrowings

At September 30, 2017 and December 31, 2016, we had additional borrowings of $35.0 million from PNC which will mature on January 7, 2018.  These borrowings have a weighted average interest rate of 3.65%. The borrowings are secured by government agency securities and mortgage-backed securities.

Royal Bank has an additional $20.0 million in lines of credit with two local financial institutions, of which $0 was outstanding at September 30, 2017 and December 31, 2016, respectively.

3.	Subordinated debentures

We have outstanding $25.8 million of Trust Preferred Securities issued through two Delaware trust affiliates, Royal Bancshares Capital Trust I (“Trust I”) and Royal Bancshares Capital Trust II (“Trust II”) (collectively, the “Trusts”).  We issued an aggregate principal amount of $12.9 million of floating rate junior subordinated debt securities to Trust I and an aggregate principal amount of $12.9 million of fixed/floating rate junior subordinated debt securities to Trust II.  Both debt securities bear an interest rate of 3.47% at September 30, 2017, and reset quarterly at 3-month LIBOR plus 2.15%.

Each of Trust I and Trust II issued an aggregate principal amount of $12.5 million of capital securities initially bearing fixed and/or fixed/floating interest rates corresponding to the debt securities held by each trust to an unaffiliated investment vehicle and issued to the Company an aggregate principal amount of $387 thousand of common securities bearing fixed and/or fixed/floating interest rates corresponding to the debt securities held by each trust.  We have fully and unconditionally guaranteed all of the obligations of the Trusts, including any distributions and payments on liquidation or redemption of the capital securities.

Note 8. Derivative Instruments and Hedging Activity

In 2014, we entered into a forward-starting interest rate swap agreement to hedge the risk of variability in cash flows attributable to changes in the 3 month LIBOR rate. This particular hedging objective was to reduce the interest rate risk associated with our forecasted issuances of 3 month fixed rate debt arising from a rollover strategy of an FHLB advance, which matured in June 2016.  We have and will continue to rollover the FHLB advance through the swap expiration of June 2021. This derivative was used as part of the asset/liability management process, is linked to a specific liability and has a high correlation between the contract and the underlying item being hedged, both at inception and throughout the hedge period. The derivative was designated as a cash flow hedge with the change in fair value recorded as an adjustment through other comprehensive income (loss) until the underlying forecasted transactions occur, at which time the deferred gains and losses are recognized in earnings. As of September 30, 2017 an investment security with a fair value of $586 thousand was pledged as collateral to the counterparty of this transaction.

The effects of the derivative instrument on the Consolidated Financial Statements at September 30, 2017 and December 31, 2016 and for the three and nine months ended September 30, 2017 were as follows:

	As of September 30, 2017
	Notional
	Contract		Balance Sheet	Expiration
(In thousands)	Amount	Fair Value	Location	Date
Derivatives designated as hedging instruments
Interest rate swaps:
Effective June 24, 2016	$15,000	$(408)	Other liabilities	June 24, 2021
Total:	$15,000	$(408)

	As of December 31, 2016
	Notional
	Contract		Balance Sheet	Expiration
(In thousands)	Amount	Fair Value	Location	Date
Derivatives designated as hedging instruments
Interest rate swaps:
Effective June 24, 2016	$15,000	$(494)	Other liabilities	June 24, 2021
Total:	$15,000	$(494)

For the three months ended September 30, 2017
	Amount of Gain	Location of Loss	Amount of Loss
	Recognized	Recognized	Recognized
	in OCI	in Income	in Income
	on Derivatives	on Derivatives	on Derivatives
(In thousands)	(Effective Portion)	(Ineffective Portion)	(Ineffective Portion)
Derivatives designated as hedging instruments
Interest rate swaps:
Effective June 24, 2016	$37	Not Applicable	$—
Total:	$37		$—

For the nine months ended September 30, 2017
	Amount of Gain	Location of Loss	Amount of Loss
	Recognized	Recognized	Recognized
	in OCI	in Income	in Income
	on Derivatives	on Derivatives	on Derivatives
(In thousands)	(Effective Portion)	(Ineffective Portion)	(Ineffective Portion)
Derivatives designated as hedging instruments
Interest rate swaps:
Effective June 24, 2016	$57	Not Applicable	$—
Total:	$57		$—

For the year ended December 31, 2016
	Amount of Gain	Location of Loss	Amount of Loss
	Recognized	Recognized	Recognized
	in OCI	in Income	in Income
	on Derivatives	on Derivatives	on Derivatives
(In thousands)	(Effective Portion)	(Ineffective Portion)	(Ineffective Portion)
Derivatives designated as hedging instruments
Interest rate swaps:
Effective June 24, 2016	$40	Not Applicable	$—
Total:	$40		$—

For the three months ended September 30, 2016
	Amount of Gain	Location of Loss	Amount of Loss
	Recognized	Recognized	Recognized
	in OCI	in Income	in Income
	on Derivatives	on Derivatives	on Derivatives
(In thousands)	(Effective Portion)	(Ineffective Portion)	(Ineffective Portion)
Derivatives designated as hedging instruments
Interest rate swaps:
Effective June 24, 2016	$131	Not Applicable	$—
Total:	$131		$—

For the nine months ended September 30, 2016
	Amount of Loss	Location of Loss	Amount of Loss
	Recognized	Recognized	Recognized
	in OCI	in Income	in Income
	on Derivatives	on Derivatives	on Derivatives
(In thousands)	(Effective Portion)	(Ineffective Portion)	(Ineffective Portion)
Derivatives designated as hedging instruments
Interest rate swaps:
Effective June 24, 2016	$(314)	Not Applicable	$—
Total:	$(314)		$—

Note 9. Commitments, Contingencies, and Concentrations

We are a party to financial instruments with off-balance-sheet risk in the normal course of business to meet the financing needs of our customers.  These financial instruments include commitments to extend credit and standby letters of credit.  Such financial instruments are recorded in the financial statements when they become payable. Those instruments involve, to varying degrees, elements of credit and interest rate risk in excess of the amount recognized in the consolidated balance sheets.  The contract amounts of those instruments reflect the extent of involvement we have in particular classes of financial instruments.

Our exposure to credit loss in the event of non-performance by the other party to commitments to extend credit and standby letters of credit is represented by the contractual amount of those instruments.  We use the same credit policies in making commitments and conditional obligations as we do for on-balance-sheet instruments.

The contract amounts are as follows:

	September 30,	December 31,
(In thousands)	2017	2016
Financial instruments whose contract amounts represent credit risk:
Open-end lines of credit	$72,040	$74,858
Commitments to extend credit	27,817	43,344
Standby letters of credit and financial guarantees written	82	37

Legal Proceedings

From time to time, we are a party to routine legal proceedings within the normal course of business.  Such routine legal proceedings in the aggregate are believed by management to be immaterial to our financial condition or results of operations.

On January 30, 2017, the Company and Bryn Mawr Bank Corporation, (“BMBC”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) pursuant to which, upon satisfaction of the conditions set forth in the Merger Agreement, the Company will merge with and into BMBC, with BMBC being the surviving corporation (the “Merger”).  As previously disclosed, on April 11, 2017, a Company shareholder filed a lawsuit in the United States District Court, Eastern District of Pennsylvania, against members of the Company’s board of directors, BMBC and the Company. The lawsuit, captioned Parshall v. Royal Bancshares of Pennsylvania, Inc., et al., Case No. 2:17-cv-01641-PBT, alleged class claims on behalf of all Company shareholders based on allegations of material misstatements and omissions in the proxy statement/prospectus for the Merger and violations of the Securities Exchange Act of 1934. On May 16, 2017, prior to the special meeting of the Company's shareholders held on May 24, 2017 to consider and vote on the Merger Agreement, the Company filed a Current Report on Form 8-K that included certain supplemental disclosures, which the plaintiff believed addressed and mooted his claims regarding the sufficiency of the disclosure included in the proxy statement/prospectus. Accordingly, on September 28, 2017, the parties executed and filed with the court a stipulation dismissing the action with prejudice as to the plaintiff individually with the court retaining jurisdiction solely for the purpose of adjudicating, if necessary, a fee and expense motion by plaintiff.

Note 10. Shareholders’ Equity

1.	Common Stock

Our Class A common stock trades on the NASDAQ Global Market under the symbol RBPAA.  There is no market for our Class B common stock.  The Class B shares may not be transferred in any manner except to the holder’s immediate family.  Class B shares may be converted to Class A shares at the rate of 1.15 to 1.  Shareholders are entitled to one vote for each Class A share and ten votes for each Class B share held.  Holders of either class of common stock are entitled to conversion equivalent per share dividends when declared.

2.	Payment of Dividends

Under the Pennsylvania Business Corporation Law, the Company may pay dividends only if it is solvent and would not be rendered insolvent by the dividend payment. There are also restrictions set forth in the Pennsylvania Banking Code of 1965 (the “Code”) and in the Federal Deposit Insurance Act (“FDIA”) affecting the payment of dividends to the Company by Royal Bank.  Under the Code, no dividends may be paid by a bank except from “accumulated net earnings” (generally retained earnings).  In addition, dividends paid by Royal Bank to the Company would be prohibited if the effect thereof would cause Royal Bank’s capital to be reduced below applicable minimum capital requirements.

Note 11. Regulatory Capital Requirements

The Company and Royal Bank are subject to various regulatory capital requirements administered by the federal banking agencies.  Failure to meet minimum capital requirements can initiate certain mandatory and possible additional discretionary actions by regulators that, if undertaken, could have a direct material effect on our financial statements.  Under capital adequacy guidelines and the regulatory framework for prompt corrective action, we must meet specific capital guidelines that involve quantitative measures of our assets, liabilities and certain off-balance-sheet items as calculated under regulatory accounting practices. The Company’s and Royal Bank’s capital amounts and classification are also subject to qualitative judgments by the regulators about components, risk weightings and other factors.

In July 2013, the federal bank regulatory agencies adopted the final reforms on capital and liquidity generally referred to as “Basel III”, which were published by the Basel Committee on Banking Supervision and the Financial Stability Board. The agencies view the new capital requirements as a better reflection of banking organizations’ risk profiles, thereby improving the overall resiliency of the banking system. The rules generally implement higher minimum capital requirements, add a new common equity tier 1 capital requirement or “CET1”, and establish criteria that instruments must meet to be considered common equity tier 1 capital, additional tier 1 capital, or tier 2 capital.  Basel III also introduced a non-risk adjusted tier 1 leverage ratio of 3%, based on a measure of total exposure rather than total assets, and new liquidity requirements.

Under the rules, in order to avoid limitations on capital distributions (including dividend payments and certain discretionary bonus payments to executive officers), a banking organization must hold a capital conservation buffer comprised of CET1 above its minimum risk-based capital requirements in an amount greater than 2.5% of total risk-weighted assets.   The new minimum capital requirements became effective on January 1, 2015.  The capital conservation buffer requirements phase in over a three-year period beginning January 1, 2016.  Effective January 1, 2019 the capital conservation buffer will effectively raise the minimum required common equity tier 1 capital ratio to 7.0%, the tier 1 capital ratio to 8.5%, and the total capital to 10.0%.  Management believes that as of September 30, 2017, the Company and Royal Bank would meet all capital adequacy requirements under the Basel III rules on a fully phased in basis as if all such requirements were currently in effect.  As of September 30, 2017, the Company and Royal Bank satisfied the criteria for a well-capitalized institution.

The table below sets forth Royal Bank’s capital ratios:

	At September 30, 2017
					To be well capitalized
			For capital		under prompt corrective
	Actual**		adequacy purposes		action provision
(Dollars in thousands)	Amount	Ratio	Amount	Ratio*	Amount	Ratio
Total capital (to risk-weighted assets)	$86,153	13.955%	$57,106	9.250%	$61,736	10.000%
Tier 1 capital (to risk-weighted assets)	$78,334	12.689%	$44,759	7.250%	$49,389	8.000%
Tier 1 capital (to average assets, leverage)	$78,334	9.826%	$31,889	4.000%	$39,861	5.000%
Common equity Tier 1 (to risk-weighted assets)	$77,606	12.571%	$35,498	5.750%	$40,128	6.500%

*    Ratios related to risk-weighted assets include the capital conservation buffer of 1.25%.

**    Tax lien revenues recognized on accrual basis in accordance with U.S. GAAP.

The table below sets forth the Company’s capital ratios:

	At September 30, 2017
					To be well capitalized
			For capital		under the Federal
	Actual		adequacy purposes		Reserve's regulations
(Dollars in thousands)	Amount	Ratio	Amount	Ratio*	Amount	Ratio
Total capital (to risk-weighted assets)	$91,246	14.761%	$57,181	9.250%	$61,817	10.00%
Tier 1 capital (to risk-weighted assets)	$78,139	12.640%	$44,817	7.250%	$37,090	6.00%
Tier 1 capital (to average assets, leverage)	$78,139	9.793%	$31,918	4.000%	N/A	N/A
Common equity Tier 1 (to risk-weighted assets)	$57,789	9.348%	$35,545	5.750%	N/A	N/A

*Ratios related to risk-weighted assets include capital conservation buffer of 1.25%.

Note 12. Pension Plan

We have a noncontributory nonqualified defined benefit pension plan (“Pension Plan”) covering certain eligible employees.  Our Pension Plan provides retirement benefits under pension trust agreements.  The benefits are based on years of service and the employee’s compensation during the highest three consecutive years during the last 10 years of employment.

Net periodic defined benefit pension expense for the three and nine months ended September 30, 2017 and 2016 included the following components:

	For the three months ended		For the nine months ended
	September 30,		September 30,
(In thousands)	2017	2016	2017	2016
Service cost	$13	$11	$39	$35
Interest cost	137	143	413	428
Amortization of actuarial loss	50	43	150	129
Net periodic benefit cost	$200	$197	$602	$592

We plan to fund a substantial portion of the pension plan obligations through existing Company owned life insurance policies.  The cash surrender value for these policies was approximately $4.6 million and $4.7 million as of September 30, 2017 and December 31, 2016, respectively. The accumulated benefit obligation was $15.1 million and $15.2 million at September 30, 2017 and December 31, 2016, respectively.

Note 13. Earnings Per Common Share

We follow the provisions of FASB ASC Topic 260, “Earnings per Share” (“ASC Topic 260”).  Basic earnings per share (“EPS”) excludes dilution and is computed by dividing income available to common shareholders by the weighted average common shares outstanding during the period.  We have two classes of common stock currently outstanding. The classes are A and B, of which one share of Class B is convertible into 1.15 shares of Class A.  Diluted EPS takes into account the potential dilution that could occur if securities or other contracts to issue common stock were exercised and converted into common stock using the if-converted method. For the three and nine months ended September 30, 2017 and 2016, 39,300 and 68,139 options to purchase shares of common stock, respectively, were anti-dilutive in the computation of diluted EPS, as the exercise price exceeded average market price in each of those periods.  Additionally, warrants to purchase 1,368,040 shares of Class A common stock were also anti-dilutive.

Basic and diluted EPS are calculated as follows:

	For the three months ended September 30, 2017
	Income	Average shares	Per share
(In thousands, except for per share data)	(numerator)	(denominator)	Amount
Basic EPS
Income available to common shareholders	$2,275	30,144	$0.08

Diluted EPS
Income available to common shareholders	$2,275	30,246	$0.08

	For the three months ended September 30, 2016
	Income	Average shares	Per share
(In thousands, except for per share data)	(numerator)	(denominator)	Amount
Basic EPS
Income available to common shareholders	$1,688	30,086	$0.06

Diluted EPS
Income available to common shareholders	$1,688	30,158	$0.06

	For the nine months ended September 30, 2017
	Income	Average shares	Per share
(In thousands, except for per share data)	(numerator)	(denominator)	Amount
Basic EPS
Income available to common shareholders	$7,094	30,133	$0.24

Diluted EPS
Income available to common shareholders	$7,094	30,234	$0.23

	For the nine months ended September 30, 2016
	Income	Average shares	Per share
(In thousands, except for per share data)	(numerator)	(denominator)	Amount
Basic EPS
Income available to common shareholders	$5,239	30,077	$0.17

Diluted EPS
Income available to common shareholders	$5,239	30,157	$0.17

Note 14. Comprehensive Income

FASB ASC Topic 220, “Comprehensive Income” (“ASC Topic 220”), requires the reporting of all changes in equity during the reporting period except investments from and distributions to shareholders.  Net income is a component of comprehensive income (loss) with all other components referred to in the aggregate as other comprehensive income.  Unrealized gains and losses on AFS securities is an example of another comprehensive income (loss) component.

	For the nine months ended September 30, 2017
		Tax
	Before tax	expense	Net of tax
(In thousands)	amount	(benefit)	amount
Unrealized gains on investment securities:
Unrealized holding gains arising during period	$1,583	$537	$1,046
Less reclassification adjustment for gains realized in net income	308	105	203
Unrealized gains on investment securities	1,275	432	843
Unrecognized benefit obligation expense:
Reclassification adjustment for amortization	39	—	39
Unrecognized benefit obligation	39	—	39
Unrealized gain on derivative instrument	86	29	57
Other comprehensive income, net	$1,400	$461	$939

	For the nine months ended September 30, 2016
		Tax
	Before tax	expense	Net of tax
(In thousands)	amount	(benefit)	amount
Unrealized gains on investment securities:
Unrealized holding gains arising during period	$3,776	$1,434	$2,342
Less adjustment for impaired investments	(181)	(62)	(119)
Less reclassification adjustment for gains realized in net income	1,382	470	912
Unrealized gains on investment securities	2,575	1,026	1,549
Unrecognized benefit obligation expense:
Reclassification adjustment for amortization	(232)	—	(232)
Unrecognized benefit obligation	(232)	—	(232)
Unrealized loss on derivative instrument	(475)	(161)	(314)
Other comprehensive income, net	$1,868	$865	$1,003

The other components of accumulated other comprehensive loss included in shareholders’ equity at September 30, 2017 and December 31, 2016 are as follows:

	September 30,	December 31,
(In thousands)	2017	2016
Unrecognized benefit obligation	$(4,099)	$(4,138)
Unrealized gain (loss) on AFS investments	88	(755)
Unrealized loss on derivative instrument	(269)	(326)
Accumulated other comprehensive loss	$(4,280)	$(5,219)

Note 15. Fair Value of Financial Instruments

Under FASB ASC Topic 820 “Fair Value Measurements and Disclosures” (“ASC Topic 820”), fair values are based on the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. When available, management uses quoted market prices to determine fair value.  If quoted prices are not available, fair value is based upon valuation techniques such as matrix pricing or other models that use, where possible, current market-based or independently sourced market parameters, such as interest rates. If observable market-based inputs are not available, we use unobservable inputs to determine appropriate valuation adjustments using discounted cash flow methodologies.

Management uses its best judgment in estimating the fair value of our financial instruments; however, there are inherent weaknesses in any estimation technique.  Therefore, for substantially all financial instruments, the fair value estimates herein are not necessarily indicative of the amounts we could have realized in a sales transaction on the dates indicated.  The estimated fair value amounts have been measured as of their respective period end and have not been re-evaluated or updated for purposes of these financial statements subsequent to those respective dates.  As such, the estimated fair values of these financial instruments subsequent to the respective reporting dates may be different from the amounts reported at each period-end.

ASC Topic 820 provides guidance for estimating fair value when the volume and level of activity for an asset or liability has significantly declined and for identifying circumstances when a transaction is not orderly. ASC Topic 820 establishes a fair value hierarchy that prioritizes the inputs to valuation methods used to measure fair value.  The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to unobservable inputs (Level 3 measurements).  The three levels of the fair value hierarchy under ASC Topic 820 are as follows:

Level 1:	Unadjusted quoted prices in active markets that are accessible at the measurement date for identical, unrestricted assets or liabilities.

Level 2:

Quoted prices in markets that are not active, or inputs that are observable either directly or indirectly, for substantially the full term of the asset or liability. Level 2 includes debt securities with quoted prices that are traded less frequently then exchange-traded instruments. Valuation techniques include matrix pricing which is a mathematical technique used widely in the industry to value debt securities without relying exclusively on quoted market prices for the specific securities but rather by relying on the securities’ relationship to other benchmark quoted prices.

Level 3:	Prices or valuation techniques that require inputs that are both significant to the fair value measurement and unobservable (i.e., supported with little or no market activity).

A financial instrument’s level within the fair value hierarchy is based on the lowest level of input that is significant to the fair value measurement.  We did not have transfers of financial instruments within the fair value hierarchy during the three and nine months ended September 30, 2017 and 2016.

Items Measured on a Recurring Basis

Our available for sale investment securities are recorded at fair value on a recurring basis.

Fair value for Level 1 securities are determined by obtaining quoted market prices on nationally recognized securities exchanges.  Level 1 securities include common stocks.

Level 2 securities include obligations of U.S. government-sponsored agencies and debt securities with quoted prices, which are traded less frequently than exchange-traded instruments, whose value is determined using matrix pricing with inputs that are observable in the market or can be derived principally from or corroborated by observable market data.  The prices were obtained from third party vendors.  This category generally includes our mortgage-backed securities and CMOs issued by U.S. government and government-sponsored agencies, non-agency CMOs, and corporate and municipal bonds.  Additionally, Level 2 includes derivative instruments whose valuations are based on observable market data.

Level 3 securities include investments in five private equity funds which are predominantly invested in real estate.  The value of the private equity funds are derived from the funds’ financials and K-1 filings.  We also review the funds’ asset values and its near-term projections.

For financial assets and liabilities measured at fair value on a recurring basis, the fair value measurements by level within the fair value hierarchy used at September 30, 2017 and December 31, 2016 are as follows:

	Fair Value Measurements Using:
	Quoted Prices
	in Active	Significant
	Markets for	Other	Significant
	Identical	Observable	Unobservable
As of September 30, 2017	Assets	Inputs	Inputs
(In thousands)	Level 1	Level 2	Level 3	Fair Value
Assets:
Investment securities available for sale
U.S. government agencies	$—	$2,150	$—	$2,150
Mortgage-backed securities-residential	—	15,850	—	15,850
Collateralized mortgage obligations:
Issued or guaranteed by U.S. government agencies	—	126,522	—	126,522
Corporate bonds	—	1,713	—	1,713
Municipal bonds	—	7,541	—	7,541
Other securities	—	—	1,706	1,706
Common stocks	26	—	—	26
Total investment securities available for sale	$26	$153,776	$1,706	$155,508
Liabilities:
Derivative instruments
Interest rate swaps	$—	$408	$—	$408

	Fair Value Measurements Using:
	Quoted Prices
	in Active	Significant
	Markets for	Other	Significant
	Identical	Observable	Unobservable
As of December 31, 2016	Assets	Inputs	Inputs
(In thousands)	Level 1	Level 2	Level 3	Fair Value
Assets:
Investment securities available for sale
U.S. government agencies	$—	$966	$—	$966
Mortgage-backed securities-residential	—	7,038	—	7,038
Collateralized mortgage obligations:
Issued or guaranteed by U.S. government agencies	—	145,559	—	145,559
Non-agency	—	4,035	—	4,035
Corporate bonds	—	1,701	—	1,701
Municipal bonds	—	8,708	—	8,708
Other securities	—	—	1,821	1,821
Common stocks	26	—	—	26
Total investment securities available for sale	$26	$168,007	$1,821	$169,854
Liabilities:
Derivative instruments
Interest rate swaps	$—	$494	$—	$494

The following tables present additional information about assets measured at fair value on a recurring basis and for which the Company has utilized Level 3 inputs to determine fair value for the three and nine months ended September 30, 2017 and 2016:

(In thousands)	Other securities
Investment Securities Available for Sale	2017	2016
Beginning balance July 1,	$1,706	$1,877
Total gains/(losses) - (realized/unrealized):
Included in earnings-net gains on sale and OTTI	32	10
Included in other comprehensive income	—	—
Purchases	—	—
Sales and calls	(32)	(54)
Transfers in and/or out of Level 3	—	—
Ending balance September 30,	$1,706	$1,833

(In thousands)	Other securities
Investment Securities Available for Sale	2017	2016
Beginning balance January 1,	$1,821	$2,495
Total gains/(losses) - (realized/unrealized):
Included in earnings-net gains on sale and OTTI	224	945
Included in other comprehensive income	—	(445)
Purchases	—	104
Sales and calls	(339)	(1,266)
Transfers in and/or out of Level 3	—	—
Ending balance September 30,	$1,706	$1,833

   Items Measured on a Nonrecurring Basis

Non-accrual loans and TDRs are evaluated for impairment on an individual basis under FASB ASC Topic 310 “Receivables”.  The impairment analysis includes current collateral values, known relevant factors that may affect loan collectability, and risks inherent in different kinds of lending.  When the collateral value or discounted cash flows less costs to sell is less than the carrying value of the loan a specific reserve (valuation allowance) is established. Loans held for sale are carried at the lower of cost or fair value. OREO is carried at the lower of cost or fair value.  Fair value is based upon independent market prices, appraised values of the collateral or management’s estimation of the value of the real estate.  Additionally, for collateral acquired from tax liens, fair value may be established using brokers opinions due to their lower carrying value.  These assets are included as Level 3 fair values, based upon the lowest level of input that is significant to the fair value measurements.

For financial assets measured at fair value on a nonrecurring basis, the fair value measurements by level within the fair value hierarchy used at September 30, 2017 and December 31, 2016 are as follows:

Fair Value Measurements Using:
Quoted Prices
	in Active	Significant
	Markets for	Other	Significant
	Identical	Observable	Unobservable
As of September 30, 2017	Assets	Inputs	Inputs
(In thousands)	Level 1	Level 2	Level 3	Fair Value
Assets
Impaired loans and leases	$—	$—	$1,760	$1,760
Other real estate owned	—	—	864	864

Fair Value Measurements Using:
Quoted Prices
	in Active	Significant
	Markets for	Other	Significant
	Identical	Observable	Unobservable
As of December 31, 2016	Assets	Inputs	Inputs
(In thousands)	Level 1	Level 2	Level 3	Fair Value
Assets
Impaired loans and leases	$—	$—	$6,102	$6,102
Other real estate owned	—	—	1,471	1,471

The following tables present additional quantitative information about assets measured at fair value on a nonrecurring basis and for which we have utilized Level 3 inputs to determine fair value at September 30, 2017 and December 31, 2016:

	Qualitative Information about Level 3 Fair Value Measurements
As of September 30, 2017		Valuation		Range
(In thousands)	Fair Value	Techniques	Unobservable Input	(Weighted Average)
Impaired loans and leases	$1,760	Appraisal of	Appraisal adjustments	0.0%	-	-22.0%	(-16.2%)
		collateral (1)	Liquidation expenses	0.0%	-	-8.2%	(-1.8%)

Other real estate owned	864	Appraisal of	Appraisal adjustments	0.0%	-	-43.8%	(-25.0%)
		collateral (1)	Liquidation expenses			-5.0%	(-5.0%)

	Qualitative Information about Level 3 Fair Value Measurements
As of December 31, 2016		Valuation		Range
(In thousands)	Fair Value	Techniques	Unobservable Input	(Weighted Average)
Impaired loans and leases	$6,102	Appraisal of	Appraisal adjustments	0.0%	-	-27.4%	(-12.3%)
		collateral (1)	Liquidation expenses	0.0%	-	-12.8%	(-5.2%)

Other real estate owned	1,471	Appraisal of	Appraisal adjustments	0.0%	-	-61.5%	(-32.5%)
		collateral (1)	Liquidation expenses	0.0%	-	-5.6%	(-5.6%)

(1)	Appraisals may be adjusted for qualitative factors such as interior condition of the property and liquidation expenses.

The following methods and assumptions were used to estimate the fair values of our financial instruments at September 30, 2017 and December 31, 2016. The following information should not be interpreted as an estimate of the fair value of the entire Company since a fair value calculation is only provided for a limited portion of our assets and liabilities.  Due to a wide range of valuation techniques and the degree of subjectivity used in making the estimates, comparisons between our disclosures and those of other companies may not be meaningful.  The methodologies for estimating the fair value of financial instruments that are measured on a recurring or nonrecurring basis are discussed above.

Cash and cash equivalents (carried at cost):

The carrying amounts reported in the balance sheet for cash and short-term instruments approximate those assets’ fair values.

Securities:

Management uses quoted market prices to determine fair value of securities (level 1).  If quoted prices are not available, fair value is based upon valuation techniques such as matrix pricing or other models that use, where possible, current market-based or independently sourced market parameters, such as interest rates (level 2). If observable market-based inputs are not available, we use unobservable inputs to determine appropriate valuation adjustments by reviewing the private equities funds’ financials and K-1 filings (level 3).

Other Investment (carried at cost):

This investment includes the Solomon Hess SBA Loan Fund, which we invested in to partially satisfy Royal Bank’s community reinvestment requirement.  Shares in this fund are not publicly traded and therefore have no readily determinable fair market value.  An investor can have its investment in the Fund redeemed for the balance of its capital account at any quarter end with 60-days notice to the Fund.  The investment in this Fund is recorded at cost.  We do not record this investment at fair value on a recurring basis, as this investment’s carrying amount approximates fair value.

Restricted investment in bank stock (carried at cost):

The carrying amount of restricted investment in bank stock approximates fair value, and considers the limited marketability of such securities.

Loans held for sale (carried at lower of cost or fair value):

The fair values of loans held for sale are based upon appraised values of the collateral less costs to sell, management’s estimation of the value of the collateral or expected net sales proceeds. These assets are included as Level 3 fair values, based upon the lowest level of input that is significant to the fair value measurements.

Loans receivable (carried at cost):

The fair values of loans are estimated using discounted cash flow analyses, using market rates at the balance sheet date that reflect the credit and interest rate-risk inherent in the loans.  Projected future cash flows are calculated based upon contractual maturity or call dates, projected repayments and prepayments of principal.   Generally, for variable rate loans that re-price frequently and with no significant change in credit risk, fair values are based on carrying values.

Impaired loans (generally carried at fair value):

Impaired loans are accounted for under ASC Topic 310. Impaired loans are those in which we have measured impairment generally based on the fair value of the loan’s collateral.  Fair value is generally determined based upon independent third-party appraisals of the properties, or discounted cash flows based on the expected proceeds.  These assets are included as Level 3 fair values, based upon the lowest level of input that is significant to the fair value measurements.

Accrued interest receivable and payable (carried at cost):

The carrying amount of accrued interest receivable and accrued interest payable approximates its fair value.

Deposit liabilities (carried at cost):

The fair values disclosed for demand deposits (e.g., interest and noninterest checking, passbook savings and money market accounts) are, by definition, equal to the amount payable on demand at the reporting date (i.e., their carrying amounts).  Fair values for fixed-rate certificates of deposit are estimated using a discounted cash flow calculation that applies interest rates currently being offered in the market on certificates to a schedule of aggregated expected monthly maturities on time deposits.

Long-term debt (carried at cost):

Fair values of FHLB advances and other long-term borrowings are estimated using discounted cash flow analysis, based on quoted prices for new FHLB advances with similar credit risk characteristics, terms and remaining maturity.  These prices obtained from this active market represent a market value that is deemed to represent the transfer price if the liability were assumed by a third party.

Subordinated debt (carried at cost):

Fair values of junior subordinated debt are estimated using discounted cash flow analysis, based on market rates currently offered on such debt with similar credit risk characteristics, terms and remaining maturity.

Derivative instruments:

We have contracted with a third party vendor to provide periodic valuations for our interest rate derivatives to determine the fair value of our interest rate swaps. The vendor utilizes standard valuation methodologies applicable to interest rate derivatives such as discounted cash flow analysis and extensions of the Black-Scholes model. Such valuations are based upon readily observable market data and are therefore considered Level 2 valuations by the Company.

Off-balance sheet financial instruments (disclosed at cost):

Fair values of our off-balance sheet financial instruments (lending commitments and letters of credit) are based on fees currently charged in the market to enter into similar agreements, taking into account, the remaining terms of the agreements and the counterparties’ credit standing.  They are not shown in the table because the amounts are immaterial.

The tables below indicate the fair value of our financial instruments at September 30, 2017 and December 31, 2016.

			Fair Value Measurements
			At September 30, 2017
			Quoted Prices
			in Active	Significant
			Markets for	Other	Significant
			Identical	Observable	Unobservable
	Carrying	Estimated	Assets	Inputs	Inputs
(In thousands)	amount	fair value	Level 1	Level 2	Level 3
Financial Assets:
Cash and cash equivalents	$25,108	$25,108	$25,108	$—	$—
Investment securities available for sale	155,508	155,508	26	153,776	1,706
Other investment	2,250	2,250	—	—	2,250
Federal Home Loan Bank stock	2,036	2,036	—	—	2,036
Loans, net	584,442	574,105	—	—	574,105
Accrued interest receivable	2,975	2,975	—	2,975	—
Financial Liabilities:
Demand deposits	97,076	97,076	—	97,076	—
NOW and money markets	196,999	196,999	—	196,999	—
Savings	81,814	81,814	—	81,814	—
Certificates of deposit and brokered funds	251,177	251,078	—	251,078	—
Short-term borrowings	15,000	15,000	15,000	—	—
Long-term borrowings	60,000	60,066	—	60,066	—
Subordinated debt	25,774	25,836	—	25,836	—
Accrued interest payable	2,378	2,378	—	2,378	—
Derivative Instruments (Liability):
Interest rate swaps	408	408	—	408	—

			Fair Value Measurements
			At December 31, 2016
			Quoted Prices
			in Active	Significant
			Markets for	Other	Significant
			Identical	Observable	Unobservable
	Carrying	Estimated	Assets	Inputs	Inputs
(In thousands)	amount	fair value	Level 1	Level 2	Level 3
Financial Assets:
Cash and cash equivalents	$21,230	$21,230	$21,230	$—	$—
Investment securities available for sale	169,854	169,854	26	168,007	1,821
Other investment	2,250	2,250	—	—	2,250
Federal Home Loan Bank stock	3,216	3,216	—	—	3,216
Loans, net	591,589	578,732	—	—	578,732
Accrued interest receivable	3,968	3,968	—	3,968	—
Financial Liabilities:
Demand deposits	97,859	97,859	—	97,859	—
NOW and money markets	213,140	213,140	—	213,140	—
Savings	85,170	85,170	—	85,170	—
Certificates of deposit and brokered funds	233,377	233,288	—	233,288	—
Short-term borrowings	19,000	19,000	19,000	—	—
Long-term borrowings	85,000	84,617	—	84,617	—
Subordinated debt	25,774	26,538	—	26,538	—
Accrued interest payable	711	711	—	711	—
Derivative Instruments (Liability):
Interest rate swaps	494	494	—	494	—

Limitations

The fair value estimates are made at a discrete point in time based on relevant market information and information about the financial instruments.  Fair value estimates are based on judgments regarding future expected loss experience, current economic conditions, risk characteristics of various financial instruments, and other factors.

These estimates are subjective in nature and involve uncertainties and matters of significant judgment and, therefore, cannot be determined with precision.  Changes in assumptions could significantly affect the estimates.  Further, the foregoing estimates may not reflect the actual amount that could be realized if all or substantially all of the financial instruments were offered for sale.  This is due to the fact that no market exists for a sizable portion of the loan, deposit and off balance sheet instruments.

In addition, the fair value estimates are based on existing on-and-off balance sheet financial instruments without attempting to value anticipated future business and the value of assets and liabilities that are not considered financial instruments.  Other significant assets that are not considered financial assets include premises and equipment.  In addition, the tax ramifications related to the realization of the unrealized gains and losses can have a significant effect on fair value estimates and have not been considered in any of the estimates.

Finally, reasonable comparability between financial institutions may not be likely due to the wide range of permitted valuation techniques and numerous estimates which must be made given the absence of active secondary markets for many of the financial instruments.  This lack of uniform valuation methodologies introduces a greater degree of subjectivity to these estimated fair values.

Note 16. Segment Information

FASB ASC Topic 280, “Segment Reporting” (“ASC Topic 280”) established standards for public business enterprises to report information about operating segments in their annual financial statements and requires that those enterprises report selected information about operating segments in subsequent interim financial reports issued to shareholders.  It also established standards for related disclosure about products and services, geographic areas, and major customers.  Operating segments are components of an enterprise, which are evaluated regularly by the chief operating decision makers in deciding how to allocate and assess resources and performance.  Our chief operating decision makers are the CEO and the CFO. We have identified our reportable operating segments as “Community Banking” and “Tax Liens”.

Community banking

Our community banking segment consists of commercial and retail banking and equipment leasing. The community banking business segment includes Royal Bank and Royal Bank Leasing and generates revenue from a variety of products and services provided by those entities.  Royal Bank and Royal Bank Leasing have similar economic characteristics in that earnings are predominantly derived from net interest income.   For example, commercial lending is dependent upon the ability of Royal Bank to fund cash needed to make loans with retail deposits and other borrowings and to manage interest rate and credit risk.

Tax liens

At September 30, 2017, Royal Bank’s tax liens segment includes its 80% and 100% ownership interest in CSC and RTL, respectively. Our tax liens segment consisted of purchasing delinquent tax certificates from local municipalities at auction and then processing those liens to either encourage the property holder to pay off the lien, or to foreclose and sell the property.  The tax liens segment earns income based on interest rates (determined at auction) and penalties assigned by the municipality along with gains on sale of foreclosed properties. CSC is liquidating its assets under an orderly, long term plan.  RTL ceased acquiring tax certificates at public auctions in 2010.

The following tables present selected financial information for reportable business segments for the three and nine months ended September 30, 2017 and 2016.

	For the three months ended September 30, 2017
	Community
(In thousands)	Banking	Tax Liens	Consolidated
Total assets	$805,897	$3,937	$809,834
Total deposits	$627,066	$—	$627,066

Interest income	$8,972	$20	$8,992
Interest expense	1,938	7	1,945
Net interest income	$7,034	$13	$7,047
Provision (credit) for loan and lease losses	178	(19)	159
Total non-interest income	423	8	431
Total non-interest expense	4,717	149	4,866
Income tax expense	80	—	80
Net income (loss)	$2,482	$(109)	$2,373
Noncontrolling interest	$98	$—	$98
Net income (loss) attributable to Royal Bancshares	$2,384	$(109)	$2,275

	For the three months ended September 30, 2016
	Community
(In thousands)	Banking	Tax Liens	Consolidated
Total assets	$798,996	$12,372	$811,368
Total deposits	$592,239	$—	$592,239

Interest income	$8,417	$43	$8,460
Interest expense	1,752	150	1,902
Net interest income (expense)	$6,665	$(107)	$6,558
Provision for loan and lease losses	549	29	578
Total non-interest income	1,177	12	1,189
Total non-interest expense	4,842	159	5,001
Income tax expense	25	—	25
Net income (loss)	$2,426	$(283)	$2,143
Noncontrolling interest	$125	$(12)	$113
Net income (loss) attributable to Royal Bancshares	$2,301	$(271)	$2,030

	For the nine months ended September 30, 2017
	Community
(In thousands)	Banking	Tax Liens	Consolidated
Total assets	$805,897	$3,937	$809,834
Total deposits	$627,066	$—	$627,066

Interest income	$26,852	$560	$27,412
Interest expense	5,744	104	5,848
Net interest income	$21,108	$456	$21,564
Provision (credit) for loan and lease losses	596	(83)	513
Total non-interest income (loss)	2,072	(187)	1,885
Total non-interest expense	15,191	221	15,412
Income tax expense	132	—	132
Net income	$7,261	$131	$7,392
Noncontrolling interest	$222	$76	$298
Net income attributable to Royal Bancshares	$7,039	$55	$7,094

	For the nine months ended September 30, 2016
	Community
(In thousands)	Banking	Tax Liens	Consolidated
Total assets	$798,996	$12,372	$811,368
Total deposits	$592,239	$—	$592,239

Interest income	$24,663	$192	$24,855
Interest expense	4,932	457	5,389
Net interest income (expense)	$19,731	$(265)	$19,466
Provision for loan and lease losses	924	63	987
Total non-interest income	3,422	47	3,469
Total non-interest expense	14,455	813	15,268
Income tax benefit	85	—	85
Net income (loss)	$7,689	$(1,094)	$6,595
Noncontrolling interest	$394	$(52)	$342
Net income (loss) attributable to Royal Bancshares	$7,295	$(1,042)	$6,253

Interest income earned by the community banking segment related to the tax liens segment was approximately $7 thousand and $150 thousand for the three month periods ended September 30, 2017 and 2016, respectively and approximately $104 thousand and $457 thousand for the nine month periods ended September 30, 2017 and 2016, respectively.

Note 17. Federal Home Loan Bank Stock

As a member of the FHLB, we are required to purchase and hold stock in the FHLB to satisfy membership and borrowing requirements.  The stock can only be sold to the FHLB or to another member institution, and all sales of FHLB stock must be at par. As a result of these restrictions, there is no active market for the FHLB stock. At September 30, 2017 and December 31, 2016, FHLB stock totaled $2.0 million and $3.2 million, respectively.

FHLB stock is held as a long-term investment and its value is determined based on the ultimate recoverability of the par value. We evaluate impairment quarterly. The decision of whether impairment exists is a matter of judgment that reflects management’s view of the FHLB’s long-term performance, which includes factors such as the following: (1) its operating performance, (2) the severity and duration of declines in the fair value of its net assets related to its capital stock amount, (3) its liquidity position, and (4) the impact of legislative and regulatory changes on the FHLB.  Based on the capital adequacy and the liquidity position of the FHLB, management believes that the par value of its investment in FHLB stock will be recovered.  Accordingly, there is no other-than-temporary impairment related to the carrying amount of our FHLB stock as of September 30, 2017.